                                                          Exhibit 10.(i)










                           TIME BROKERAGE AGREEMENT
                           ------------------------


                          Dated as of March 18, 1994

                                    Among

                          Outlet Broadcasting, Inc.

                                     and

                   Fant Broadcasting Company of Ohio, Inc.

                                     and

                          Outlet Communications, Inc.
                            (for limited purposes)

                              TABLE OF CONTENTS
                              -----------------
                                                                      Page
                                                                      ----
Recitals...........................................................     1

ARTICLE I
PROGRAMMING AGREEMENT
---------------------
          1.1  Brokered Programming................................     1
          1.2  Licensee Programming................................     2
          1.3  Preemption..........................................     2

ARTICLE II
OPERATIONS
----------
         2.1  Compliance with FCC Regulations......................     2
         2.2  Provision of Programming.............................     3
         2.3  Station Staffing.....................................     3
         2.4  Station Maintenance..................................     3
         2.5  New Technology.......................................     3

ARTICLE III
CONSIDERATION
-------------
         3.1  Fee..................................................     4
         3.2  Adjustments..........................................     4

ARTICLE IV
TERM AND SECURITY FOR PERFORMANCE
---------------------------------
         4.1  Initial Term.........................................     5
         4.2  Renewal Term.........................................     5
         4.3  Cancellation.........................................     5
         4.4  Termination for Refusal to Transmit
              Programs.............................................     5
         4.5  Termination for Default and Nonperformance...........     5
         4.6  Liquidated Damages...................................     6
         4.7  Security for Performance.............................     8
         4.8  Specific Performance.................................     9
         4.9  Survival of Option and Right of
              First Refusal........................................     9

ARTICLE V
ASSIGNABILITY, OPTION TO PURCHASE,
----------------------------------
RIGHT OF FIRST REFUSAL, LPTV OPTION
-----------------------------------
        5.1  Assignability.........................................     9
        5.2  Option to Purchase....................................     9
        5.3  Right of First Refusal................................    12
        5.4  Licensee's Option to Purchase Translator..............    12

ARTICLE VI
REGULATORY MATTERS
------------------
        6.1  Renegotiation Upon FCC Action or Other
             Regulatory Changes....................................    13
        6.2  FCC Matters...........................................    13
        6.3  Mandatory Signal Carriage.............................    14

                                      i

ARTICLE VII
BROADCAST EQUIPMENT AND RELATED ASSETS
--------------------------------------
          7.1  Equipment and Assets................................    14
          7.2  Insurance...........................................    14
          7.3  Lease of Tower Space and Equipment Building.........    15

ARTICLE VIII
REPRESENTATIONS, WARRANTIES, AND COVENANTS
------------------------------------------
           8.1  Licensee's Representations and Warranties..........    16
           8.2  Broker's Representations and Warranties............    17
           8.3  Licensee's Affirmative Covenant....................    18
           8.4  Broker's Affirmative Covenant......................    18
           8.5  Licensee's Negative Covenants......................    18

ARTICLE IX
MISCELLANEOUS
-------------
           9.1  Force Majeure......................................    20
           9.2  Trademarks.........................................    20
           9.3  Notice.............................................    20
           9.4  Duty to Consult....................................    21
           9.5  Press Releases.....................................    21
           9.6  Severability.......................................    21
           9.7  Entire Agreement...................................    21
           9.8  Survival...........................................    21
           9.9  Payment of Expenses................................    22
           9.10 Further Assurances.................................    22
           9.11 Counterparts.......................................    22
           9.12 Headings...........................................    22
           9.13 Dealings with Third Parties........................    22
           9.14 Indemnification....................................    22
           9.15 Governing Law......................................    23









                                      ii

                           TIME BROKERAGE AGREEMENT
                           ------------------------

     This TIME BROKERAGE AGREEMENT (the "Agreement") is made as of March
18, 1994, among Outlet Broadcasting, Inc., a Rhode Island ("Broker"), and Fant Broadcasting Company of Ohio, Inc., an Alabama corporation ("Licensee"), and with respect to paragraph 5.2, Outlet Communications, Inc. ("OCI), a Delaware corporation.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Broker is in the business of producing and transmitting news, sports, informational, public service and entertainment programming and associated advertising on Television Station WCMH (TV), Columbus, Ohio;
and

     WHEREAS, Licensee, as of the date of this Agreement noted above, is the licensee of the Television Station presently operating with the call letters WWAT (TV) in Chillicothe, Ohio (the "Station") and as of that date owns certain of the Station's assets; and

     WHEREAS, Broker desires to utilize its currently held assets as well as assets it will acquire to provide programming to be transmitted on the Station at such time as Licensee becomes the Station's licensee, pursuant to the provisions hereof and pursuant to applicable regulations and policies of the Federal Communications Commission ("FCC"); and

     WHEREAS; Licensee desires to accept and transmit programming supplied by Broker on the Station while maintaining control over the Station and continuing to broadcast Licensee's own public interest programming;

     NOW, THEREFORE, in consideration of these premises and the mutual promises, undertakings, covenants and agreements of the parties contained in this Agreement, the parties hereto do hereby agree as follows:

                                  ARTICLE I
                            PROGRAMMING AGREEMENT
                            ---------------------

     1.1 Brokered Programming. Broker hereby agrees to provide for transmission
         --------------------
by the Station of news, sports, informational and entertainment programming and associated advertising, promotional, and public service programming and announcement matter sufficient to program the Station on a daily basis throughout the year ("Brokered Programming"), subject to paragraphs 1.2 and 1.3 herein. All Brokered Programming and its transmission by the Station shall be subject to the supervision and control of Licensee.

     1.2 Licensee Programming. Licensee will retain sole responsibility
         --------------------
for ascertainment of the needs of its community of license and service area, including specifically the children therein. The parties agree that the Brokered Programming will include programming which responds to these ascertained needs and concerns, including children's programming; provided, however, Licensee shall have the right and obligation to broadcast such additional noncommercial programming, either produced or purchased by Licensee, as it determines appropriate to respond to the ascertained issues of community concern ("Licensee Programming"); provided, further, however, beginning on the Commencement Date, as defined below in paragraph 4.1 and continuing through 11:59 p.m. on April 17, 1994, (the "Transition Period"), Licensee shall have the right to transmit commercial programming ("Transition Programming"). Such Licensee Programming and Transition Programming shall be broadcast at times agreed to by Broker and Licensee, provided, however, that in the absence of such agreement, Licensee may delete or preempt in its sole discretion any Brokered Programming for the purpose of transmitting such Licensee Programming and Transition Programming. For purposes of this Agreement, "noncommercial" shall mean any programming for which no consideration of any kind is received by Licensee.

     1.3 Preemption. Licensee may preempt or delete any Brokered Programming
         ----------
which Licensee believes to be unsatisfactory, unsuitable or contrary to the public interest, and to substitute programming which, in Licensee's opinion, is of greater local or national importance.


                                  ARTICLE II
                                  OPERATIONS
                                  ----------

     2.1 Compliance with FCC Regulations. Licensee will retain responsibility
         -------------------------------
for the employ of such personnel as is necessary to assure compliance with all FCC regulations, including all technical regulations governing the operation of the Station and all programming content requirements, including maintenance of a main studio and providing a meaningful managerial and staff presence at the main studio, ascertainment of and programming in response to community needs and concerns and the needs and concerns of children, satisfaction of the limits on commercial matter in children's programming, political programming laws and regulations, sponsorship identification rules, lottery and contest regulations, maintenance of the Station's public and political files, compiling appropriate quarterly issues programs lists, children's programming lists, employment records and all other FCC requirements and duties.

     2.2 Provision of Programming. Subject to Licensee's control and
         ------------------------
supervision, Broker shall provide the programming specified in paragraph
1.1 hereof and shall be responsible for implementing its transmission by the Station, utilizing assets owned by Broker to the extent necessary. To the extent Broker reasonably requests the use of tangible station assets owned by Licensee to enable Broker to fulfill its obligations under this Agreement, Licensee shall make the use of such assets reasonably available to Broker at no cost. To the extent Licensee requests the use of assets owned by Broker to produce or broadcast the programming specified in paragraphs
1.2 and 1.3 hereof, or to fulfill Licensee's obligations pursuant to paragraph
2.1 hereof, Broker shall make the use of such assets available to Licensee pursuant to an Equipment Lease to be executed in the form set out in Exhibit
A.

     2.3 Station Staffing. Licensee shall have sole discretion to make and
         ----------------
effectuate all staffing and personnel decisions for the Station, including the sole responsibility to determine appropriate levels of staffing to fulfill Licensee's duties under paragraph 2.1 herein. Broker shall have no control or right of review whatsoever over any decision by Licensee to hire or dismiss any Licensee employee. Whenever any individuals, whether employed by Licensee or Broker, are on the Station's premises, they shall be subject to the supervision and direction of Licensee's General Manager or other supervisory personnel.

     2.4 Station Maintenance. Licensee shall retain ultimate operational control
         -------------------
over the Station and shall retain full responsibility for ensuring compliance with all FCC technical rules. Licensee hereby delegates to Broker, under the supervision and ultimate control of Licensee's Chief Operator, the duty to maintain in good working order the Station's equipment used in connection with the broadcast of the Station's program material. Broker shall bear full and exclusive responsibility for all capital expenditures that may be necessary to maintain the Station's equipment in good working order; provided, however, that Broker's obligation to bear exclusive responsibility
--------  -------
for all necessary capital expenditures for the maintenance and improvement of the transmission facilities licensed to the Station shall be limited to the Initial Term and first Renewal Term and shall also be limited in amount to Three Million Dollars ($3,000,000.00), exclusive of any recovery of proceeds from policies insuring the Station's equipment, received by Broker for the account of Licensee or directly by Licensee.

     2.5 New Technology. The parties agree that any future FCC frequency
         --------------
allocations associated with the operation of the Station are included under the provisions of this Agreement. Specifically, if an HDTV simulcast channel is allocated to the Station, Broker will have the exclusive right to build the transmission facility and the parties agree to bargain in good faith to enter into an appropriate agreement with Licensee for the provision of programming by Broker for that facility on terms consistent with this Agreement.

                                 ARTICLE III
                                CONSIDERATION
                                -------------

     3.1 Fee. Starting on the Commencement Date, as defined below, Broker
         ---
shall pay to Licensee a monthly fee calculated according to the provisions set forth in Section 3 of Exhibit B. In further consideration of the programming transaction contemplated under this Agreement as well as the right to renew the Agreement as provided in paragraph 4.2, Broker shall pay to Licensee the sum of Five Hundred Twenty Five Thousand Dollars ($525,000.00) ("Initial Payment") in cash. Of this amount, Fifty Thousand Dollars ($50,000.00) has already been delivered to Licensee by letter of Broker dated February 28, 1994. The remaining Four Hundred Seventy Five Thousand Dollars ($475,000.00) shall be delivered on the Commencement Date. The New Operating Income, as defined in Exhibit B, shall be shared in accordance with the provisions of Exhibit B.

     3.2 Adjustments.
         -----------

         (a) Effective at the end of the Transition Period, Licensee may broadcast up to two hours of Licensee Programming per week pursuant to paragraph 1.2 without any adjustment to the fee set out in paragraph 3.1.
If at any time following the Transition Period and continuing during the term of the Agreement, the Station shall fail to carry Brokered Programming for all but the two hours per week specified in this paragraph 3.2, the fee payable to Licensee by Broker shall be reduced by the then-current market rate of the advertising time scheduled during any deleted or preempted Brokered Programming. During the Transition Period, there shall be no reduction in the fee payable to Licensee by Broker for the then-current market rate of the advertising time scheduled during any deleted or preempted Brokered programming.

         (b) Notwithstanding the provisions of subparagraph 3.2(a), the fee payable to Licensee by Broker shall not be reduced if Licensee determines, in its good faith judgment, that noncommercial Licensee Programming, as defined in paragraph 1.2, of more than two hours per week is necessary to meet FCC requirements or to meet Licensee's obligations as an FCC licensee.

                                  ARTICLE IV
                      TERM AND SECURITY FOR PERFORMANCE
                      ---------------------------------

     4.1 Initial Term. The Initial Term of this Agreement shall commence
         ------------
on the date noted above by the parties (the "Commencement Date") and shall expire on the final day of the ten-year period following the Commencement Date, unless otherwise renewed.

     4.2 Renewal Term. This Agreement shall automatically renew for two
         ------------
additional periods of five years each ("Renewal Terms"), unless Broker provides written notice of nonrenewal within 180 days prior to the expiration of the Initial Term.

     4.3 Cancellation. Licensee shall have the unlimited right to cancel
         ------------
this Agreement at any time upon provision of twelve months' written notice to Broker, such advance notice being necessary in view of the substantial financial commitments Broker will be required to incur in order to provide high quality programming for transmission on the Station; provided, however,
                                                          --------  -------
that upon cancellation of this Agreement by Licensee under this paragraph, there shall be a final accounting of monies due but unpaid under this Agreement; and provided further that Broker shall be entitled to Liquidated
               -------- -------
Damages under paragraph 4.6 herein.

     4.4 Termination for Refusal To Transmit Programs. Effective at the end of
         --------------------------------------------
the Transition Period, in the event that Licensee refuses to transmit programming under this agreement (except as a result of Broker's default under any of its obligations herein or except as provided in paragraph 9.1) for either twenty-four (24) consecutive hours or one-half hour in each day in any period of thirty (30) consecutive days, Broker shall have the right, exercisable at any time within sixty (60) days after the end of such period, to terminate this Agreement as of any date within 120 days of the date Broker notifies Licensee of its election to terminate this Agreement. If such termination shall occur pursuant to this paragraph, such termination shall extinguish and cancel this Agreement without further liability of Broker to Licensee; provided, however,
                                                           --------  -------
that, upon termination of this Agreement by Broker under this paragraph, there shall be a final accounting of monies due but unpaid under this Agreement; and provided further that Broker shall be entitled to Liquidated Damages, as defined
-------- -------
in paragraph 4.6 herein.

     4.5 Termination for Default and Nonperformance. Except as is provided
         ------------------------------------------
in paragraph 4.4, should either party be in breach of this Agreement for the nonperformance of a material obligation, this Agreement may be terminated by the non-defaulting party if such breach shall continue with respect to monetary defaults for a period of five (5) days and, with respect to non-monetary defaults, for a period of fifteen (15) days following the receipt of written notice from the non-defaulting party ("Cure Period"), which notice shall indicate the nature of such default; provided, however, that there
                                           --------  -------
shall be a final accounting of monies due but
unpaid under this Agreement and provided further that if such termination
                                -------- -------
is due to the default of Licensee, Broker shall be entitled to Liquidated Damages, as defined in paragraph 4.6 herein. The Cure Period shall be extended as necessary for those non-monetary defaults which cannot be cured within fifteen (15) days, provided that the defaulting party is diligently working with all reasonable haste to remedy such default.

     4.6 Liquidated Damages.
         ------------------

     (a) Licensee acknowledges that Broker has made a substantial advance payment in order to enter into this Agreement; that Broker will acquire certain assets associated uniquely with the Station's operation and will enter into various long-term agreements with program suppliers and other third parties to produce programming for the Station at substantial expense and risk; that Broker will recruit, hire and maintain a staff of employees dedicated to acquiring and producing quality programming to be broadcast on the Station; and that Broker will make substantial investments in additional hard assets to produce quality programming for the Station. Licensee also acknowledges that Broker will make substantial investments, both in tangible and intangible terms, to promote the Station under this Agreement, to create a unique image for the Station, and to develop a competitive position in the market for the Station and that such efforts on the part of Broker will add substantial value to the Station. Licensee and Broker hereby acknowledge and agree that any measure of actual damages cannot compensate Broker for the loss of Licensee's performance under this Agreement and that the true measure of damages to Broker for a cancellation, termination, or material breach of this Agreement by Licensee or by Broker pursuant to paragraphs
4.3, 4.4, or 4.5 is incapable of accurate estimation with reasonable certainty. Licensee and Broker therefore agree that it is a fair and reasonable forecast of just compensation for the harm caused to be measured by liquidated damages, as defined in subparagraph (b) of this paragraph, to be paid to Broker upon the cancellation, termination or breach of this Agreement by Licensee.

     (b) "Liquidated Damages" shall mean an amount equal to funds expended and/or committed to be expended by Broker (except (i) with respect to items
(2) through (8) below, such expenditures and/or commitments as are consistent with industry practices and (ii) to the extent not theretofore recovered by Broker from Gross Revenues as defined by Exhibit B prior to the cancellation, termination, or breach) in each of the following categories:

         (1) the Initial Payment;

         (2) the full value of all service contracts and programming agreements assumed and entered into by Broker for purposes of providing programming and advertising to be broadcast on the Station, which Broker owns at the time of cancellation, termination or breach, less any consideration received by Broker as a consequence of its good faith efforts to sell or assign such agreements;

         (3) the full value of all severance and employee benefit packages that Broker, in its discretion, shall provide to employees whose services would not be required in the absence of this Agreement;

         (4) the full value of any contracts with third parties, which could not be performed owing to cancellation or termination, for services to be rendered in connection with programming provided to the Station including, without limitation, producers, advertising salespeople, technicians, engineers, and any other independent contractors whose services would not be required in the absence of this Agreement;

         (5) the full value of all expenses incurred to promote the Station and position the Station in the marketplace;

         (6) the full value of assets acquired by Broker for the purpose of initially implementing this Agreement and of all Capital Expenditures incurred subsequently in connection with this Agreement, less any consideration received by Broker as a consequence of its good faith efforts to sell any such assets;

         (7) all corporate, legal, administrative, professional and brokerage expenses relating in any way to this Agreement; and

         (8) the good will and intangible value associated with Broker's efforts under this Agreement to create a unique image and competitive market position for the Station, giving due consideration to the fact that the option and right of first refusal contained in paragraphs 5.2 and 5.3 shall survive cancellation or termination of this Agreement.

     (c) Should Licensee cancel, terminate or materially breach this Agreement, Broker shall submit its computation of Liquidated Damages under the categories set forth above to a "Big Six" accounting firm mutually acceptable to the parties for independent auditing and verification. Within thirty (30) days of verification, Licensee agrees to tender payment of all verified amounts to Broker; provided, however, that if Licensee objects to any particular enumerated component of the Liquidated Damages, as verified, it shall notify Broker of such objection within fifteen (15) days of verification. If thereafter Broker and Licensee cannot agree as to the amount of the objectionable component, either party shall have the right to elect to arbitrate such dispute provided it gives written notice of its election to arbitrate by the thirtieth (30th) day following the date of Licensee's objection to Broker's verification.
All arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall be in Columbus, Ohio. In any proceeding, the arbitrators shall be bound by the provisions of this Agreement. The prevailing party in any arbitration proceeding shall be entitled to enforce such award in any court of competent jurisdiction. Notwithstanding that Licensee may question a particular component of the Liquidated Damages and either party may elect arbitration of the dispute, the remainder of the items comprising the Liquidated Damages shall be paid by Licensee to Broker within thirty (30) days of accounting verification, as specified above. No payment shall be required as to any contested component until the earlier of (i) Broker and Licensee reaching an agreement on the amount or (ii) entering of the arbitration award.

     (d) If any category of Liquidated Damages is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the categories of Liquidated Damages shall not be affected thereby, and the parties agree to use their best efforts to negotiate a replacement category that is neither invalid, illegal nor unenforceable.

     4.7  Security for Performance.  Licensee's performance under this Agreement
          ------------------------
shall be secured by a security interest in all of Licensee's and Station's assets, junior only to that certain mortgage and security agreement of even date herewith between Licensee and Triplett & Associates, Inc., an Ohio corporation, to secure the obligation of Licensee under that certain promissory note in original face amount of One Million Four Hundred Seventy Five Thousand Dollars ($1,475,000.00) also of even date herewith ("Triplett Obligation").
The form of the Security Agreement is attached as Exhibit C. In addition, Licensee's performance under this Agreement shall be secured by the personal guarantee of Anthony J. Fant as a pledgor of the Licensee stock that he holds. If additional individuals or entities shall acquire stock of Licensee, Licensee's performance under this Agreement shall be further secured by personal guarantees of such shareholders as pledgors of the Licensee stock that they hold. The pledge agreement(s) shall provide that the Broker shall not take any action which would constitute or result in an assignment of license or change of control of Licensee without first obtaining FCC approval if such assignment or change of control would require that approval. In addition, the pledge agreement(s) shall provide that (i) voting rights will remain with the Licensee, even in the event of its default; (ii) in the event of default, there will be either a private or public sale of the stock; and (iii) prior to the exercise of stockholder rights by the purchaser at such sale, the prior consent of the FCC will be obtained. The forms of the Personal Guaranty and Pledge Agreement are attached, respectively, as Exhibits D and E.

     4.8  Specific Performance.  The rights to be transferred pursuant to
          --------------------
the terms of this Agreement are unique and not readily available on the open market. For that reason and others, Broker will be damaged seriously and irreparably injured should this transaction not be performed through no fault of its own, but for reasons attributable to Licensee. Accordingly, the Broker, in addition to all other legal remedies, shall have the right to enforce this Agreement by a decree of specific performance.

     4.9  Survival of Option and Right of First Refusal.  In the event that
          ---------------------------------------------
this Agreement shall be terminated pursuant to paragraph 4.5 because of Broker's default, the option to purchase and right of first refusal conveyed to Broker pursuant to Article V shall not survive such termination. Such option and right of first refusal shall survive cancellation pursuant to paragraph 4.3, any other termination other than pursuant to paragraph 4.5 because of Broker's default, or a transfer of control of Licensee or the assignment of the Station's FCC authorizations to any party other than Broker for a period of ten (10) years following such termination or the consummation of such transfer or such assignment, and such option and right of first refusal shall remain in full force and effect.

                                  ARTICLE V
                      ASSIGNABILITY, OPTION TO PURCHASE,
                      ----------------------------------
                     RIGHT OF FIRST REFUSAL, LPTV OPTION
                     -----------------------------------

     5.1  Assignability.  This Agreement shall inure to the benefit of and
          -------------
be binding upon Licensee, Broker and their respective successors and assigns; provided, however, that Licensee shall not assign or transfer its rights,
--------  -------
benefits, duties or obligations under this Agreement without the prior written consent of Broker, unless such assignment or transfer is to a single-purpose corporation of which Licensee or Anthony J. Fant owns at least fifty percent (50%), in value and voting power, of all issued and outstanding stock and in accordance with the provisions of paragraph 4.7, all such stock is pledged to secure the obligations of Licensee's successor under this Agreement.
This Agreement shall not terminate upon the sale of the Station to a successor licensee or upon a transfer of control of Licensee, but shall be assigned to or assumed by any subsequent owner of the Station.

     5.2  Option To Purchase.
          ------------------

     (a) If and at such time as (i) Broker's acquisition of the Station would not be prohibited by then existent FCC rules or policies and FCC action, if any, allowing such acquisition shall no longer be subject to administrative or judicial reconsideration or review, or (ii) Broker shall furnish evidence reasonably satisfactory to Licensee that a waiver of the FCC's rules or policies is likely to permit Broker to own the Station, Broker may, subject to prior FCC approval, purchase the Station and all associated assets, including real estate, from Licensee for a purchase price of Six Million
Five Hundred Thousand Dollars ($6,500,000.00) ("Exercise Price"), of which Three Million Dollars ($3,000,000.00) will be paid in cash at the closing on the acquisition of the Station ("Station Closing"), plus discharge of the balance, if any, of the obligations to Triplett & Associates, Inc. under the Triplett Obligation defined in paragraph 4.7. The balance shall be paid at the Station Closing in 175,000 shares of common stock of OCI, Broker's corporate parent, at a guaranteed price of at least Twenty Dollars ($20.00) per share based on the closing price on NASDAQ (or such other organized exchange on which such shares shall be traded if such shares are not then listed on NASDAQ) on the date preceding the closing on the exercised option ("Closing Price"). In the event that there are no trades of OCI stock on that day, the Closing Price shall be the average of the low bid price and the high ask price. If the Closing Price is less than Twenty Dollars ($20.00), the difference shall be paid in cash in an amount equal to the product of
(a) 175,000 and (b) the difference between (x) Twenty Dollars ($20.00) and
(y) the Closing Price. If OCI's common stock is worth more than Twenty Dollars ($20.00) per share on such closing date, no adjustment shall be made in the number of shares to be paid to Licensee. As consideration for this option to purchase the Station, Broker shall pay to Licensee on the Commencement
Date the sum of Four Hundred Seventy Five Thousand Dollars ($475,000.00) ("Option Payment") in cash, which Option Payment shall be credited against the Exercise Price.

     (b) During the first five (5) years following the Commencement Date, Broker may exercise the option specified in this paragraph 5.2 by delivering to Licensee a written notice of exercise no earlier than fifteen (15) days following either of the events specified in (a)(i) or (a)(ii) of this paragraph
5.2 and no later than two (2) years following either of the events specified in (a)(i) or (a)(ii) of this paragraph 5.2. During the remainder of the term of this Agreement, as renewed, Broker may exercise the option specified in this paragraph 5.2 by delivering to Licensee a written notice of exercise no earlier than fifteen (15) days following either of the events specified in (a)(i) or (a)(ii) of this paragraph 5.2 and no later than one (1) year following either of the events specified in (a)(i) or (a)(ii) of this paragraph
5.2. Within thirty (30) days following delivery of such notice, Broker and Licensee shall enter into a detailed asset purchase agreement with respect to the Station, containing customary and reasonable terms and conditions, and shall jointly file such application or applications as may be required to obtain the consent of the FCC for the assignment of the Station's license or licenses from Licensee to Broker.

     (c) Broker's rights under this option to purchase shall be fully assignable to any third party (i) that is qualified under the Communications Act of 1934, as amended, and the FCC's rules and policies to hold the Station's license, and (ii) that presents audited financial statements demonstrating a net worth of at least Five Million Dollars ($5,000,000.00) for its preceding fiscal year.

     (d) As used in paragraph 5.2(a), the term common stock shall mean and include the common stock of OCI, authorized on the date hereof, and shall also include any capital stock of any class of capital stock of OCI hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of OCI, provided, however, that the shares issuable under this Agreement shall include only shares of such class designated in OCI's Certificate of Incorporation as common stock as of the date hereof, or (i) in the case of any reclassification, change, consolidation, merger or conveyance of all or substantially all of the assets of OCI, the securities or property received in connection with such event, or (ii) in the case of any reclassification or change in the outstanding shares of common stock of OCI as a result of subdivision, or combination, or change in par value or from par value to no par value or from no par value to par value such shares of common stock as so reclassified or changed. In the event of the occurrence of any event described in the preceding clauses (i) and (ii) prior to the exercise by Broker of the option included in paragraph 5.2(a) hereof, Licensee shall have the right upon giving of notice to Broker within ten (10) days of the exercise of said option by Broker of requiring Broker to pay the consideration due at the Station Closing entirely in cash. Licensee acknowledges that it is the intention of Licensee to acquire such shares of common stock to be issued in connection with the exercise of the option by Broker for its own account for the purpose of investment and not with a view to distribution or resale thereof. The acquisition by Licensee of such shares shall constitute a confirmation by it of this representation. Licensee acknowledges and agrees that the shares of common stock to be purchased by it will not have been registered under the Securities Act of 1933, as amended and accordingly may not be sold unless they are sold in a transaction which is exempt from the registration requirements of said Act or a registration statement pursuant to that Act is in effect at the time of such sale, and that each certificate representing such shares shall bear a legend to that effect. Notwithstanding anything contained herein, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of OCI, the then holders of the common stock of OCI shall receive less than seventy-five percent (75%) in total consideration in connection with such transaction in common stock, as defined herein, of the purchaser or surviving entity, then Broker shall have the right to pay
Licensee upon the exercise of the option all in cash.

     5.3  Right of First Refusal.
          -----------------------

      (a) In the event Licensee receives and wishes to accept a bona fide offer to sell or transfer control of the Station,
---- ----
however, styled, with a party other than Broker, Licensee shall provide Broker with written notice of that offer and all material terms and conditions of that offer, including, without limitation, the identity of the offering party. If that offer is evidenced by any writing(s), Licensee shall provide Broker with true copies of such writings together with the written notice required by this subparagraph. Upon receipt of such notice, Broker shall have the right, exercisable by giving notice in writing thereof to Licensee within thirty (30) business days after receipt of notice by Broker, to match such offer and, within thirty (30) days of such notice to Licensee, to enter into an asset or stock purchase agreement with Licensee at the same price and with equivalent material terms and conditions; provided, however, that Broker's right to first refusal shall be
--------  -------
exercisable by Broker only if (i) Broker's acquisition of the Station would not be prohibited by then existent FCC rules or policies and FCC action, if any, allowing such acquisition shall no longer be subject to administrative or judicial reconsideration or review, or (ii) Broker shall, with its notice matching the offer, furnish evidence reasonably satisfactory to Licensee that a waiver of the FCC's rules is likely to permit Broker to own the Station.

       (b) Broker's rights under this right of first refusal shall be fully assignable to any third party (i) that is qualified under the Communications Act of 1934, as amended, and the FCC's rules and policies to hold the Station's license, and (ii) that presents audited financial statements demonstrating a net worth of at least Five Million Dollars ($5,000,000.00) for its preceding fiscal year.


       5.4  Licensee's Option to Purchase Translator.   If and at
            ----------------------------------------
such time as the FCC amends Section 76.51 of its rules, 47 C.F.R. (sections) 76.51, to delete Chillicothe from the name of the Columbus television market, Licensee will consider exercising its option under the Option Agreement dated October 7, 1993, among Broker;
RBC, Inc; and Triplett and Associates, Inc., to acquire the assets associated with television translator W17AI, licensed to Columbus, Ohio. In the event of such acquisition, the operation of television translator W17AI shall be subject to this Agreement. At the time that Licensee exercises its option to acquire W17AI, Broker agrees to enter into good faith negotiations with Licensee to make the funds necessary for acquisition of W17AI available by loan on an arms' length basis.
Such loan shall be secured by the assets associated with W17AI and the personal guarantee of Anthony J. Fant.


                                  ARTICLE VI
                              REGULATORY MATTERS
                              -------------------

     6.1  Renegotiation Upon FCC or Other Regulatory
          ------------------------------------------
Changes.  If the FCC determines that this Agreement is
-------
inconsistent with Licensee's licensee obligations or is otherwise contrary to FCC policies, rules and regulations, or if regulatory, legislative, or judicial action subsequent to the Commencement Date alters the permissibility of this Agreement under the FCC's Rules or the Communications Act of 1934, as amended, the parties shall renegotiate this Agreement in good faith and recast this Agreement in terms that are likely to cure the defects perceived by the FCC or the changes caused by regulatory, legislative, or judicial action and return a balance of benefits to both parties comparable to the balance of benefits provided by the Agreement in its current terms. If, after such good faith negotiations, either party determines that recasting the Agreement to meet the defects perceived by the FCC is impossible without materially changing the relationships contemplated by the parties, either party may terminate this Agreement without further liability upon thirty (30) days' prior written notice. If termination shall occur pursuant to this paragraph, such termination shall extinguish and cancel this Agreement without further liability on the part of either party to the other; provided, however, that there shall be a final
              --------  -------
accounting of monies due but unpaid under this Agreement, and provided further, that Broker shall be entitled to Liquidated
-------- -------
Damages, as defined in paragraph 4.6 herein.

     6.2  FCC Matters.
          -----------

     (a)  The parties agree that this Agreement shall be filed
with the FCC and placed in the public inspection file of the
Station; provided, however, that all monetary amounts shall be
         --------  -------
redacted from such publicly available copies.

     (b) Should a change in FCC policy or rules make it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any element of this Agreement, both parties hereto shall use their best efforts diligently to prepare, file and prosecute before the FCC all petitions, waiver requests, construction permit applications, amendments, rulemaking comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this Agreement. Broker and Licensee shall bear in equal measure the reasonable cost of preparation of any such documents, provided that each party has approved such expenditures. Notwithstanding anything in this Agreement to the contrary, it is understood that no filing shall be made with the FCC with respect to this Agreement unless both parties hereto have reviewed said filing and consented to its submission.

     6.3   Mandatory Signal Carriage.  If the mandatory signal
           -------------------------
carriage rights of broadcasters set forth in Section 614 of the Cable Television Consumer Protection and Competition Act of 1992,
47 U.S.C. (section) 534, or in the FCC's rules implementing such section are legislatively, judicially, or administratively altered and such alteration results in a reduction of the cable subscribers receiving the Station's signal via their cable systems as of the Station Closing compared to the number of such households on the Commencement Date, the Exercise Price shall be reduced by an amount which is the product of the following three numbers: (x) the Exercise Price times (y) the percentage reduction in cable subscribers times (z) fifty-eight percent (58%), which represents the parties' approximation of cable penetration in the Columbus
ADI as of the date of this Agreement. The parties agree that the number of cable subscribers receiving the Station via their cable systems on the Commencement Date is 291,166 as set forth in Exhibit F.


                                 ARTICLE VII
                    BROADCAST EQUIPMENT AND RELATED ASSETS
                   ---------------------------------------

     7.1  Equipment and Assets.    Licensee represents and
          --------------------
warrants to Broker that Licensee owns the transmitting equipment (including the Station's transmitter, antenna, transmission line, and associated equipment), studio equipment, furniture, and fixtures specified on the inventory attached hereto as Exhibit B-1 (the "Tangible Assets"). Such Tangible Assets being crucial to the successful operation of this Agreement, Licensee represents and warrants to Broker that the Tangible Assets are free and clear of all debts, liabilities, obligations, liens, and encumbrances of any kind, character, and description, whether accrued, absolute, contingent or otherwise, except for the liens described in Exhibit G hereto. Licensee affirmatively covenants to Broker that the Tangible Assets shall not be disposed of without the prior written consent of Broker, other than in the ordinary course of business and unless such Tangible Assets shall be replaced with assets of comparable quality, capacity, and utility.

     7.2  Insurance.  The parties shall during the initial term
          _________
of this Agreement and during any and all Renewal Terms, keep in force and effect by advance payment of premium comprehensive casualty, property damage, business interruption, and liability insurance with an insurance company and in an amount reasonably acceptable to Broker, insuring against any liability that may accrue on account of any loss or damages to the Tangible Assets or occurrences on or about the Tangible Assets. Broker and Licensee shall be specified as insureds under the policy required under this Section 7.2 Licensee will supply a Certificate of Insurance to Broker demonstrating Licensee's compliance with its obligations under this Section 7.2 on the Commencement Date and upon each and every renewal date for the insurance policy maintained by Licensee, and will provide Broker thirty (30) days' prior notice of the expiration of said policy and immediate notice of any cancellation of said policy.

     7.3  Lease of Tower Space and Equipment Building
          -------------------------------------------

         (a) Licensee is the lessee under that certain lease of land on which is located a tower of Licensee and an equipment building with Donald L. Davis and Wilma J. Davis ("Davises") which expires July 31, 1998, as amended (the "Tower
Lease"). Such Tower Lease being crucial to the successful operation of this Agreement, Licensee represents and warrants to Broker that (a) Licensee has delivered to Broker a complete and current copy of the Tower Lease; (b) the Tower Lease is and will remain in full force and effect; and (c) Licensee is and will remain in material compliance with the terms of the Tower Lease, including its insurance requirements, and Licensee is not in breach of any term of the Tower Lease.

         (b) Licensee affirmatively covenants to Broker that Licensee will timely pay all rental payments under the Tower Lease promptly when due and otherwise fully comply with all terms of the Tower Lease, and that Licensee will provide copies of any and all notices received from the Davises relating to the Tower Lease within seventy-two (72) hours of their receipt by Licensee.

         (c) Except as provided above in paragraph 5.1 with respect to Licensee's assignment or transfer of its rights under this Agreement to a controlled corporation, Licensee agrees not to assign the Tower Lease without the consent of Broker, which consent shall not be unreasonably withheld. A request by Licensee for the consent of Broker to assign the Tower Lease shall be deemed reasonable if such assignment is associated with the assignment of the license of the Station or the transfer of control of Licensee for which the FCC's consent is necessary.

         (d) Licensee agrees to exercise its right to extend the Tower Lease for the duration of each Renewal Term commencing during the term of this Agreement as of and to the extent provided in the Tower Lease.

                                 ARTICLE VIII
                  REPRESENTATIONS, WARRANTIES, AND COVENANTS
                  ------------------------------------------

     8.1  Licensee's Representations and Warranties.  Licensee
          -----------------------------------------
represents and warrants to Broker as follows:

     (a)   Organization.   Licensee is a corporation duly
           ------------
organized, validly existing and in good standing under the laws of the State of Alabama and has full power and authority to acquire and own the property, licenses and permits associated with the Station, and to carry out all of the transactions contemplated by this Agreement.

     (b)  Compliance with Law.  Licensee has complies with and
          -------------------
will continue to comply with all laws, rules and regulations governing the business, ownership and operations of the Station that are material in any way to this Agreement. All attendant contracts and undertakings, as well as the carrying out of this Agreement, do not result in any violation of or be in conflict with Licensee's Articles of Incorporation and By-laws, or any existing judgment, decree, other, statute, law, rule or regulation of any governmental authority applicable to Licensee.

      (c)  Corporate Authority.  All requisite corporate
           -------------------
resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Agreement by Licensee have been duly adopted and compiled with.

      (d)  Misrepresentations of Material Fact.  No document or
           -----------------------------------
contract disclosed to Broker pursuant to this Agreement and which in any way affects any of the properties, assets or proposed business of Licensee as related to this Agreement, and no certificate or statement furnished by Licensee or on behalf of it in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

      (e)  Authorizations in Good Standing.  Licensee is fully
           -------------------------------
qualified under the Communications Act of 1934, as amended, and the FCC's rules and policies to be the licensee of the Station. Licensee's permit or license and all related authorizations for the Station are in full force and effect and unimpaired by any acts or omissions of Licensee, its employees or agents; and there is no complaint, condition, event, defect or occurrence existing or, to the knowledge of Licensee, threatened against said authorization(s) that would materially threaten their retention or renewability by Licensee.

      (f)  Capitalization and Share Ownership.  Licensee's
           ----------------------------------
authorized capital consists of 1,000 shares of common stock [with $1.00 par value] of which 1,000 shares are issued and outstanding. All of said shares of issued and outstanding common stock are owned of record by Anthony J. Fant, a resident of Alabama. No other class of capital stock is authorized by Licensee's articles or incorporation.

     (g)  Litigation.  There is no litigation at law or in
          ----------
equity, no arbitration proceeding, and no proceeding before or by any court, commission, agency, or other administrative or regulatory body or authority, or, to the best of Licensee's knowledge, threatened or anticipated, which would have a material adverse affect upon the Station. To the extent that any such event shall exist on the Commencement Date, Licensee agrees that any and all costs, judgments, and liabilities which have or shall become due and payable shall be the sole and exclusive financial responsibility of Licensee and shall be deducted from Licensee's share of Net Operating Cash Income, as defined in Exhibit B.

     (h) All federal, state, county and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed in connection with the Station's operations, real estate, or payroll have been duly and timely files. All taxes which have become due pursuant to such returns or pursuant to any assessment received by them have been paid as have all installments of estimated taxes. All taxes, levies, and other assessments which the Station is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities.

     8.2  Broker's Representations and Warranties.  Broker
          ---------------------------------------
represents and warrants to Licensee as follows:

      (a)  Organization.   Broker is a corporation duly organized,
           -------------
validly existing and in good standing under the laws of the State of Rhode Island and has full power and authority to own its property and to carry out all of the transactions contemplated by this Agreement.

      (b)  Corporate Authority.  All requisite corporate
           -------------------
resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Agreement by Broker have been duly adopted and complied with.

      (c)  Misrepresentation of Material Fact.  No document or
           ----------------------------------
contract disclosed to Licensee pursuant to this Agreement and which in any way affects any of the properties, assets or proposed business of Licensee as relates to this Agreement, and no certificate or statement furnished by Broker or on behalf of it in connection with the transactions contemplated herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

     8.3  Licensee's Affirmative Convent.  Licensee covenants
          ------------------------------
and agrees that it will comply fully with all applicable federal, state and local laws, rules and regulations (including, without limitation, all FCC rules, policies and regulations) and pertinent provisions of all contracts, permits and pertinent agreements to which it is a party or is otherwise bound.

     8.4  Broker's Affirmative Covenant.  Broker covenants and
          -----------------------------
agrees that it will fully comply with all applicable federal, state and local laws, rules and regulations (including, without limitation, all FCC rules, policies and regulations) in the provision of the Brokered Programming to Licensee.

     8.5  Licensee's Negative Covenants.  In further
          ------------------------------
consideration of the Initial Payment and Option Payment, Licensee covenants and agrees as follows:

     (a)  Indebtedness.  Licensee shall not incur, create, assume
          ------------
or become or be liable in any manner with respect to, or permit, to exist any further indebtedness or liability, whether direct or indirect or contingent, except indebtedness with respect to trade obligations and other ordinary accruals in the normal course of business not yet due and payable or not more than ninety (90) days in arrears measured from the date of such payment is due or with respect to which Licensee is contesting in good faith the amount or validity thereof by appropriate proceedings, and indebtedness in the respect of endorsements of negotiable instruments for collection in the ordinary course of business.

     (b) Liens.  Licensee shall not create, incur, assume, or
         -----
suffer or permit to exist any additional mortgage, pledge, lien, charge, or other encumbrance of any nature whatsoever on any of the assets or ownership interests now or hereafter owned, issued, or outstanding other than (i) liens securing payment of taxes either not yet due or the validity of which are being contested in good faith by appropriate proceedings as to which it will set aside on its books adequate reserves, (ii) deposits under the worker's compensation, employment insurance or social security laws, or to secure statutory obligations or surety or appeal bonds or secure indemnity, performance, or other similar bonds arising in the ordinary course of business, (iii) liens imposed by laws such as carriers, warehousemen or mechanics liens incurred by it in good faith in the ordinary course of business,
(iv) liens arising out of a pre-judgment attachment, judgment or award against it with respect to which it shall be currently prosecuting an appeal, a stay of execution pending such appeal having been secured, (v) liens in favor of Broker, (vi) liens in favor of Triplett and Associates in original face amount not to exceed One Million Four Hundred Seventy Five Thousand Dollars

($1,475,000.00), and (vii) restrictions, easements, reservations, exceptions, encroachments, and minor irregularities in title which do not interfere with the occupation and use and enjoyment by Licensee of such properties and assets in the normal course of its business or materially impair the value of such properties and assets for the purpose of such business.

     (c) Sales and Leaseback.  Licensee shall not enter into any
         -------------------
arrangements, directly or indirectly, with any person whereby it shall sell or transfer any property, real, personal, or mixed, to be used in its business or hereafter acquired and thereafter rent or leasing such property.

     (d)  Fundamental Changes.  Licensee shall not permit or
          -------------------
suffer any amendment of its character or documents which could materially effect its financial condition or the rights of Broker under this Agreement; or issue any additional shares of capital stock unless such shares shall have been pledged to Broker as required under that certain guarantee of even date herewith, or in any way alter its capital structure.

     (e)  Mergers, Acquisitions, Sales of Assets.  Licensee shall
          --------------------------------------
not merge into, or consolidate with any person or permit any other person to merge into or consolidate with it; effect any asset sale or acquire (directly or indirectly) any additional station, any business unit or all or substantially all of the assets or properties of or ownership interest in any person without the prior express approval of Broker; or change its corporate structure or organization from that set forth herein.

     (f)  Change in Business.  Licensee shall not engage directly
          ------------------
or indirectly in any business other than that of operating the Station.

     (g) Accounts Receivable.  Licensee shall not sell, assign,
         -------------------
discount, or dispose in any way of any accounts receivable, promissory notes, or trade acceptances held by it with or without recourse except for collection (including endorsement) in the ordinary course of business.

     (h)  Amendment of Certain Agreements.  Licensee shall not
          -------------------------------
amend or modify any provisions evidencing the obligations to Triplett and Associates, Inc. as listed in Exhibit G hereto.

     (i)  Compliance.  Licensee shall not (i) fail to make any
          ----------
contributions to pension plans required by Section 412 in the Internal Revenue Code of 1986, (ii) fail to make payments required by Title Four of the Employee Retirement Income and Security Act of 1974, as amended or (iii) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for tax imposed by Section 4975 of the Code.

                                  ARTICLE IX
                                MISCELLANEOUS
                               ---------------

     9.1  Force Majeure.  Notwithstanding anything contained in
          -------------
this Agreement to the contrary, neither party shall be liable to the other for failure to perform any obligation under this Agreement (nor shall any charges or payments be made in respect thereof) if prevented from doing so by reason of fires, strikes, labor unrest, embargoes, civil commotion, rationing or other orders or requirements, acts of civil or military authorities, acts of God or other contingencies, including equipment failures, beyond the reasonable control of the parties, and all requirements as to notice and other performance required hereunder within a specified period shall be automatically extended to accommodate the period of pendency of such contingency which shall interfere with such performance.

     9.2  Trademarks.  For the term of this Agreement, Licensee
          ----------
hereby grants Broker and unlimited license to use any and all trademarks, service marks, patents, trade names, jingles, slogans, logotypes and other intangible rights owned and used or held for use by Licensee in conjunction with the Station. Licensee agrees to execute such additional documentation as may be necessary or desirable to effectuate the license granted under this paragraph.

     9.3  Notice.  All notices, requests, demands and other
          ------
communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered by hand, overnight courier, or sent by facsimile transmission or on the third day after mailing if mailed by registered mail, postage prepaid, return-receipt requested, as follows:

            (a)  If to Licensee, to:

                 Fant Broadcasting Company of Ohio, Inc.
                 2729 11th Avenue South
                 Birmingham, Alabama 35205-1751

                 Attention: Anthony J. Fant

                 with a copy to

                 Fletcher Heald & Hildreth
                 1300 North 17th Street
                 Arlington, Virginia 22209
                 Attention :  Howard M. Weiss

            (b)  If to Broker, to:

               Outlet Broadcasting, Inc.
               23 Kenney Drive
               Cranston, Rhode Island  02920
               Attention:  James G. Babb

               with a copy to:

               Hinckley, Allen & Snyder
               1500 Fleet Center
               Providence, Rhode Island  02903
               Attention:  Stephen J. Carlotti

or to such other address as any party shall have designated by notice in writing to the other parties.

     9.4  Duty to Consult.  Each party agrees that it will use
          ---------------
its best efforts not to take any action that will unreasonably interfere, threaten or frustrate the other party's purposes or business activities, and that it will keep the other party informed of, and coordinate with the other party regarding, any of its activities that may have a material effect on such party.

     9.5  Press Releases.  Except as may be required by law or
          --------------
any governmental agency, no announcement to the press or to any third party of the transactions contemplated herein shall be made by either party unless the same shall be approved in advance in writing by both Broker and Licensee.

     9.6  Severability.  Subject to paragraph 6.1, if any
          ------------
provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not be affected thereby, and the parties agree to use their best efforts to negotiate a replacement article that is neither invalid, illegal nor unenforceable.

     9.7  Entire Agreement.  This Agreement constitutes the
          ----------------
entire agreement of the parties with respect to its subject matter and supersedes all prior agreements and understandings of the parties, oral and written, with respect to its subject matter. This Agreement may be modified only by an agreement in writing executed by all of the parties hereto.

     9.8  Survival.  All representations, warranties, covenants
          --------
and agreements made herein by the parties hereto or in any certificate to be delivered hereunder or made in writing in connection with the transactions contemplated herein shall survive the execution and delivery of this Agreement. All such representations, warranties, covenants and agreements shall survive for three years past the date on which this Agreement terminates.

     9.9  Payment of Expenses.  Except as otherwise provided,
          -------------------
Licensee and Broker shall pay their own expenses incident to the preparation and carrying out of this Agreement, including all fees and expenses of their respective counsel.

     9.10  Further Assurances.  From time to time after the date
           ------------------
of execution hereof, the parties shall take such further action and execute such further documents, assurances and certificates as either party reasonably may request of the other to effectuate the purposes of this Agreement.

     9.11  Counterparts.  This Agreement may be executed in one or
           ------------
more counter parts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument, and shall become effective when each of the parties hereto shall have delivered to it this Agreement duly executed by the other party hereto.

     9.12  Headings.  The headings in this Agreement are for the
           --------
sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     9.13  Dealings with Third Parties.  Neither party is nor
           ---------------------------
shall hold itself out to be vested with any power or right to bind contractually or act on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other party's assets or property, contracting for or in the name of the other party, making any contractually binding representations contractually binding such party.

     9.14  Indemnification.
           ---------------
     (a) Each party shall forever, to the fullest extent permitted by law, protect, save, defend and keep the other party harmless and indemnify said other party against, all claims, demands, causes of action, loss, investigations, proceedings, demands, penalties, fines, expenses and judgments, including reasonable attorneys' fees and costs, arising directly or indirectly out of the negligence or willful misconduct of the other party, its agents or employees in connection with the performance of this Agreement.

     (b) Broker shall forever, to the fullest extent permitted by law, protect, save, defend and keep Licensee and its officers, directors, employees, and agents and each of them harmless and indemnify them from and against any and all loss, damage, liability, or expense, including reasonable attorney's fees, resulting from any claim of libel, slander, defamation, copyright infringement, idea misappropriation, invasion of right of privacy or publicity, or any other claim against Licensee arising out of

Broker's programming on the Station, provided that Licensee shall give Broker prompt notice of any claim and shall cooperate in good faith with Broker in attempts to resolve and settle any such claims. The foregoing shall not apply to the use of any new matters that Licensee may insert in or adjacent to Broker's programming.

     (c) Licensee shall forever, to the fullest extent permitted by law, protect, save, defend, and keep Broker and its officers, directors, employees, and agents and each of them harmless and indemnify them from and against any and all loss, damage, liability, or expense, including reasonable attorney's fees, resulting from any claim of libel, slander, defamation, copyright infringement, idea misappropriation, invasion of right of privacy or publicity, or any other claim against Broker arising out of Licensee's programming on the Station, provided that Broker shall give Licensee prompt notice of any claim and shall cooperate in good faith with Broker in attempts to resolve and settle any such claims.

     9.15  Governing Law.  This Agreement shall be construed
           -------------
under and in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Date first above written.

                            FANT BROADCASTING COMPANY OF OHIO,
                            INC.

                            By /s/ Anthony J. Fant
                               -------------------------------
                                  President



                            OUTLET BROADCASTING, INC.

                            By /s/ Felix W. Oziemblewski
                               --------------------------------
                                  Chief Financial Officer



                            OUTLET COMMUNICATIONS, INC.
                            (with respect to paragraph 5.2)

                            By /s/ Felix W. Oziemblewski
                               --------------------------------
                                  Chief Financial Officer

                                                                     EXHIBIT A

                               LEASE AGREEMENT

     Lease Agreement made this     day of             ,  19    between the
                              -----      -------------     --
Lessor and Lessee set forth at Schedule A, attached hereto.
                               ----------

     1. Lease Agreement. Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, all the machinery, equipment and other personal property ("Equipment") described in the Equipment Lease Schedule(s) which is attached hereto ("Schedules"), upon the terms and conditions set forth in this Lease, as supplemented by the terms and conditions set forth in the appropriate
Schedule identifying such items of Equipment. All of the terms and conditions of this Lease shall govern the rights and obligations of Lessor and Lessee, except as specifically modified in writing. Whenever reference is made herein to "this Lease", it shall be deemed to include each of the various Schedules identifying all items of Equipment, all of which constitute one undivided lease of the Equipment and the terms and conditions of which are incorporated herein by reference.

     2. Term. The obligations under this Lease shall commence upon the written acceptance thereof by Lessor and shall end upon full performance and observance of each and every term, condition and covenant set forth in this Lease, each Schedule thereto and any extensions thereof. The rental term of the Equipment listed in each Schedule shall commence on the date that the first rental payment is due and shall terminate on the date set forth at Schedule A.
         ----------

     3. Rental Payments. The rent for the Equipment described in each Schedule shall be the amount stated in such Schedule and shall be due and payable on the dates set forth therein. Such rent shall be payable at the office of Lessor or its assigns (or at such other place as Lessor may from time to time designate in writing). The receipt of any check or other item on account of any rental payment shall not be considered as payment thereof until such check or other item is honored when presented for payment.

     4. Delivery and Installation. Lessee has selected each item of Equipment designated in the appropriate Schedule. If Equipment is to be ordered by Lessor, in reliance upon Lessee's selection, such Equipment will then be ordered by Lessor from such supplier or Lessor will accept an assignment of any existing purchase order therefor. Lessor shall have no liability for any delivery or failure by the supplier to fill the purchase order or

                                  Exhibit A
meet the conditions thereof. Lessee, at its expense, shall pay all transportation, packing, taxes, duties, installation, testing and other charges in connection with the delivery, installation and use of the Equipment. In the event that the cost of any item of Equipment described in a particular
Schedule is higher or lower than the price set forth in Lessor's purchase order therefor, then the monthly rental shall be changed accordingly to fully reflect any such adjustment.

     5.  Warranties.  LESSOR, NOT BEING THE MANUFACTURER OF THE EQUIPMENT
NOR THE MANUFACTURER'S AGENT, MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY
KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED
TO: THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE; THE DESIGN OR CONDITION OF THE EQUIPMENT; THE QUALITY OR CAPACITY
OF THE EQUIPMENT, THE WORKMANSHIP IN THE EQUIPMENT; COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; PATENT INFRINGEMENT; OR LATENT DEFECTS. Lessee will be subrogated to Lessor's claims, if any, against the manufacturer or supplier of the Equipment for breach of any warranty or representation and, upon written request from Lessee, Lessor shall take all reasonable action requested by Lessee to enforce any such warranty, express or implied, issued on or applicable to any of the Equipment which is enforceable by Lessor in its own name; provided, however, that (a) Lessee is not in default under this Lease and
      -----------------
(b) Lessor shall not be obligated to resort to litigation to enforce any such warranty unless Lessee shall pay all expenses in connection therewith. Notwithstanding the foregoing, Lessee's obligations to pay the rentals or otherwise under this Lease shall be and are absolute and unconditional. All proceeds of any such warranty recovery from the manufacturer or supplier of the Equipment shall first be used to repair the affected Equipment.

     6. Title To and Location of Equipment. Title to each item of Equipment leased hereunder shall remain with the Lessor at all times and the Lessee shall have no right, title or interest therein, except as expressly set forth in this Lease. Lessee, at is expense, shall protect and defend Lessor's title to the Equipment and shall keep the Equipment free and clear from any and all claims, liens, encumbrances and legal processes of Lessee's creditors and other persons. Lessor assumes no liability and makes no representation as to the treatment by Lessee of this Lease, the Equipment or the rental payments for financial statement or tax purposes.

     All items of Equipment shall at all times be and remain personal property notwithstanding that any such Equipment may now or hereafter be affixed to realty. The Equipment shall be delivered to the location specified in the Schedule with respect thereto and shall not thereafter be removed from such location without the written consent of Lessor. The
Lessor shall be permitted to display notice of its ownership of the Equipment by affixing to each item of Equipment an identifying stencil or plate or any other indicia of ownership and Lessee shall not alter, deface, cover or remove such ownership identification.

     7. Use of Equipment, Inspection and Reports. Lessee may possess and use the Equipment in accordance with this Lease, provided that any such use is in conformity with all applicable laws, any insurance policies and any warranties of the manufacturer with respect to the Equipment. Lessor shall have the right to inspect the Equipment at the premises of the Lessee or wherever the Equipment may be located. Lessee shall promptly notify Lessor of all details arising out of any change in location of the Equipment, any alleged encumbrances thereon or any accident allegedly resulting from the use or operation thereof.

    8. Further Assurances. Lessee shall execute and deliver to Lessor, upon Lessor's request, such instruments and assurances as Lessor deems necessary for the confirmation or perfection of this Lease and Lessor's rights hereunder. In furtherance thereof, Lessor may file or record this Lease or a financing statement with respect thereto so as to give notice to any interested parties. Any such filing or recording shall not be deemed evidence of any intent to create a security interest under the Uniform Commercial Code.

     9. Risk of Loss. All risk of loss, damage, theft or destruction to each item of Equipment shall be borne by the Lessee. No such loss, damage, theft or destruction of the Equipment, in whole or in part, shall impair the obligations of Lessee under this Lease, all of which shall continue in full force and effect; and Lessee, at Lessor's option, shall either
(a) place the affected Equipment in good repair, condition and working order, or (b) replace the same with like Equipment in good repair, condition and working order, or (c) pay the Lessor an amount equal to all unpaid rent due and to become due under this Lease with respect to the affected Equipment, less the net amount of the recovery, if any, actually received by Lessor from insurance or otherwise for such loss, damage, theft or destruction.
After compliance with the foregoing to Lessor's satisfaction, and provided Lessee is not in default under this Lease, Lessee shall be subrogated to Lessor's rights with respect to any insurance policies or claims for reimbursement by others with respect to such loss, damage, theft or destruction.

     10. Maintenance and Repairs. Lessee shall, at its expense, maintain each item of Equipment, and all additions, attachments and accessories with respect thereto, in good mechanical condition and running order, but shall not be responsible for normal wear and tear or depreciation resulting from the authorized use thereof. Without the prior written consent of Lessor, Lessee shall make no repair, alteration or attachment with respect to any item of Equipment which interferes with the normal and satisfactory operation or maintenance thereof, or creates a safety hazard, or which might result in the creation of a mechanic's or materialman's lien with respect thereto. All additions, attachments, accessories and repairs at any time made or placed upon the Equipment shall become part of the Equipment and shall be the property of Lessor

     11. Insurance. Lessee will, at its own expense, insure the Equipment at all times against all hazards requested by Lessor, including but not limited to fire, theft and extended coverage insurance, and such policies shall be payable to Lessor as its interest may appear. Such policies of insurance shall be reasonably satisfactory to Lessor as to form, amount and insurer, and shall provide for at least ten (10) days written notice of cancellation to Lessor. Lessee shall furnish certificates, policies or endorsements to Lessor as proof of such insurance. Lessor may act as attorney for Lessee in making, adjusting or settling any claims under any insurance policies insuring the Equipment. Lessee assigns to Lessor all of its right, title and interest to any insurance policies insuring the Equipment, including but not limited to all rights to receive the proceeds of insurance not in excess of the unpaid obligations under this Lease, and directs any insurer to pay all such proceeds directly to Lessor and authorizes Lessor to endorse Lessee's name on any draft for such proceeds.

     Lessee shall, at its expense, carry public liability insurance with respect to the Equipment and the use thereof, in such amounts and with such insurers as are reasonably satisfactory to Lessor, and such insurance policies shall also name Lessor as an insured thereunder. The proceeds of any public liability or property damage insurance shall be payable first to Lessor to the extent of its liability, if any, and the balance to Lessee. The proceeds of any fire, theft and extended coverage insurance with respect to the Equipment shall be payable solely to Lessor and shall be applied by Lessor toward the payment of Lessee's obligations hereunder and any balance of the proceeds shall be the property of Lessor, provided that at Lessor's option such proceeds may be used for the repair or replacement of the affected Equipment.

    12. Taxes. Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances and, as additional rent during the term of this Lease, shall pay all assessments, license fees, taxes (including sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes) and all other governmental charges, fees, fines or penalties whatsoever, whether payable by Lessor or Lessee, on or relating to the Equipment or the use, registration, rental, shipment, transportation, delivery, ownership or operation thereof, and on or relating to this Lease and any Schedules and Lessee shall file all returns required therefor and furnish copies thereof to Lessor at its request; provided, however, that the foregoing shall not
                          --------  -------
include any federal or state income or franchise taxes or Lessor.

    13. Lessor's Performance of Lessee's Obligations. If Lessee shall fail to duly and promptly perform any of its obligations under this Lease with respect to the Equipment, Lessor may (at its option) perform any act of make any payment which Lessor deems necessary for the maintenance and preservation of the Equipment and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies and insurance. All sums so paid or incurred by Lessor, together with interest as provided below, and any reasonable legal fees incurred by Lessor in connection therewith shall be additional rent under this Lease and payable by Lessee to Lessor on demand. The performance of any act or payment by Lessor as aforesaid shall not be deemed a waiver or release of any obligation or default on the part of Lessee.

    14. Late Charges. Should Lessee fail to duly pay any part of any rental payment or other sum to be paid to Lessor under this Lease, then Lessee shall pay interest on such delinquent payment from the due date until paid at the lower of 1% per month or the highest legal contract rate of interest.

    15. Indemnification. Lessee assumes liability for, and hereby agrees to indemnify, protect and keep harmless Lessor, its agents, employees, officers, directors, successors and assigns from and against any and all liabilities, obligations, losses damages, injuries, claims, demands, penalties, actions, costs and expenses, including but not limited to reasonable attorney's fees, of whatsoever kind and nature, arising out of the use, condition (including but not limited to latent and other defects and whether or not discoverable by Lessee or Lessor), operation, ownership, selection, delivery, leasing or return of any item of Equipment, regardless of where, how and by whom operated, or any failure on the part of the Lessee to perform or comply with any conditions of this Lease. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or other termination of this Lease. Lessee is an independent contractor and nothing contained in this Lease shall authorize Lessee or any other person to operate any item of Equipment so as to incur or impose any liability or obligation for or on behalf of Lessor.

    16. No Offset. This Lease is a net lease and all rental payments shall be paid by Lessee irrespective of any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the supplier of the Equipment or any other party.

    17. Purchase Option. Lessee shall have no option to purchase or otherwise acquire title or ownership of any item of Equipment.

    18.  Renewal.   There shall be no renewal of this Lease without the
written agreement of Lessor. If Lessor fails to return any item of Equipment at the end of the original lease term or any renewal thereof, then (without an waiver or Lessor's rights) the Lease thereof shall automatically be renewed from month to month with rent payable monthly at the monthly rate applicable during the original term.

    19. Advance Rentals and Security. Any advance rentals paid by Lessee to Lessor shall be applied to rental payments coming due under this Lease in the inverse order of maturity. Lessee's obligations under this Lease are secured by any of its property with respect to which Lessor may be granted a security interest in any other agreement or document.

    20.  Assignment by Lessee.  Without Lessor's prior written consent,
Lessee may not, by operation of law or otherwise, (a) assign, transfer, pledge, hypothecate or otherwise dispose of this Lease or any interest therein or (b) sublet or lend the Equipment or permit same to be used by anyone other than Lessee or Lessee's employees.

    21. Assignment by Lessee. For the purpose of providing funds for financing the purchase of the Equipment, or for any other purpose, Lessee agrees (a) that Lessor may assign, sell or encumber all or any other part of this Lease, the Equipment and the rental payments hereunder and (b) in the event of any such assignment of rental payments hereunder and written notice thereof to Lessee, to unconditionally pay directly to any such assignee all rentals and other sums due or to become due under this Lease. THE RIGHTS OF ANY SUCH ASSIGNEE SHALL NOT BE SUBJECT TO ANY DEFENSE, COUNTERCLAIM OR SETOFF WHICH LESSEE MAY HAVE

AGAINST THE LESSOR. Notwithstanding the foregoing, any such assignment (a) shall be subject to Lessee's right to possess and use the Equipment so long as Lessee is not in default under this Lease and (b) shall not release any of Lessor's obligations hereunder or any claim which Lessee has against Lessor.

    22.  Return of Equipment. Upon payment in full of all rental payments for any item of Equipment described in any Schedule, Lessee shall at its expense deliver such items of Equipment to Lessor's premises set forth at Schedule A or any place or places within a radius of 100 miles of Lessor's
----------
premises, designated by Lessor in writing, for such disposition as Lessor may determine. In the event of default by Lessee under this Lease, Lessee shall return all Equipment to Lessor in the same manner. All Equipment so delivered by Lessee to Lessor shall be in the same condition as when delivered to Lessor, reasonable wear and tear resulting from authorized use thereof alone expected.

    23. Events of Default. Lessee shall be in default under this Lease upon the happening of any of the following events or conditions ("Events of Default"):

         (a) Default by Lessee in payment of any installment or any rent other indebtedness or obligation now or hereafter owed by Lessee to Lessor under this Lease or otherwise and the continuance of such default for ten (10) consecutive days; or (b) default in the performance of any obligation, covenant or liability contained in this Lease or any other agreement or document with Lessor, and the continuance of such default for ten (10) consecutive days after written notice thereof by Lessor to Lessee; or (c) any warranty, representation or statement made or furnished to Lessor by or on behalf of Lessee proves to have been false in any material respect when made or furnished; or (d) loss, theft, damage, destruction or the attempted sale or encumbrance by Lessee of any of the Equipment, or the making of any levy, seizure or attachment thereof or thereon; or (e) dissolution, termination of existence, discontinuance of its business, insolvency, business failure, or appointment of a receiver or any part of the property of, or assignment for the benefit or creditors by Lessee or the commencement of any proceedings under any bankruptcy, reorganization or arrangement laws by or against Lessee.

    24.  Remedies of Lessee.  Upon the occurrence of any Event of Default and at any time thereafter (subject to any applicable grace provisions), Lessor may without any further notice exercise one or more of the following remedies, as Lessor in its sole discretion shall elect: (a) declare all unpaid rentals under this Lease to be immediately due and payable; (b) terminate this Lease as to any or all items of Equipment; (c) take possession of the Equipment wherever found, and for this purpose enter upon any premises of Lessee and remove the Equipment, without any liability for suit, action or other proceeding by the Lessee and remove the same; (d) cause Lessee at its expense to promptly return the Equipment to Lessor and in the condition set forth above; (e) use, hold, sell, lease or otherwise dispose of the Equipment or any item thereof on the premises of Lessee or any other location without affecting the obligations of Lessee as provided in this Lease; (f) sell or lease the Equipment or any part thereof, at public auction or by private sale or lease at such time or times and upon such terms as Lessor may determine, free and clear of any rights of Lessee and, if notice thereof is required by law, any notice in writing of any such sale or lease by Lessor to Lessee not less than ten (10) days prior to the date thereof shall constitute reasonable notice thereof to Lessee; (g) proceed appropriate action either by law or in equity to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or (h) exercise any and all rights accruing to a Lessor under any applicable law upon a default by a Lessee. In addition, Lessor shall be entitled to recover immediately as liquidated damages, and not as a penalty, a sum equal to the aggregate of the following: (a) all unpaid rentals or other sums which are due and payable for any items of Equipment up to the date of redelivery to or repossession by Lessor; (b) any expenses paid or incurred by Lessor in connection with the repossession, holding, repair and subsequent sale, lease or other disposition of the Equipment, including but not limited to attorney's fees and legal expenses; (c) all unpaid rentals due and to become due under this Lease for any item of Equipment which Lessee fails to return to Lessor as provided above or converts or destroys, or which Lessor is unable to repossess; and (d) an amount equal to the difference between (i) all unpaid rentals for any item of Equipment returned to or repossessed by Lessor from the date thereof to the end of the respective rental period therefor and (ii) the present fair market rental value of each such item or item of Equipment for such unexpired rental period (the "Unexpired Rental Value"); provided, however, that the Unexpired Rental
                           --------  -------
Value of each item of Equipment shall be deemed to be an amount equal to the proceeds of any sale thereof by Lessor or lease thereof by Lessor for a period substantially similar to the unexpired rental period therefor.
Should Lessor, however estimate its actual damages to exceed the foregoing, Lessor may, at its option, recover its actual damages in lieu of or in addition thereto. Lessor shall not be obligated to sell, lease or otherwise dispose of any item or repossessed Equipment hereunder if it would impair the sale, lease or other disposition of similar equipment in the ordinary course of Lessor's business or which was previously repossessed by Lessor from any party. None of the remedies under this Lease are intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lessor in law or in equity. Any repossession or subsequent sale or lease by Lessor of any item of Equipment shall not bar an action for a deficiency as herein provided and the bringing of an action or the entry of judgement against the Lessee shall not bar the Lessor's right to repossess any or all items of Equipment. LESSEE WAIVES ANY AND ALL RIGHTS TO NOTICE AND TO A JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OF THE EQUIPMENT BY LESSOR IN THE EVENT OF
A DEFAULT HEREUNDER BY LESSEE.


    25. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be in effective to the extent of such prohibition and unenforceable, without invalidating the remaining provisions hereof. To the extent permitted by applicable law, Lessee hereby waivers any provision of law which prohibits or renders unenforceable any provisions hereof in any respect.

    26. Notices. All notices, reports, and other documents provided for herein shall be deemed to have been given or made when mailed, postage prepaid, or sent by telefacsimile, addressed to Lessor or Lessee at their respective addresses set forth above at Schedule A or such other addresses as either
                             ----------
of the parties hereto may designate in writing to the other from time to time for such purpose.

    27.  Amendment and Waivers.  This instrument and Schedule A and the
                                                     ----------
Schedules attached hereto constitute the entire agreement between Lessor
---------
and Lessee with respect to the Equipment and the subject matter of this Lease. No term or provision of this Lease may be changed, waived, amended or terminated, except by a written agreement signed by both Lessor and Lessee, except that Lessor may insert the serial number of any item of Equipment on the appropriate Schedule after delivery thereof. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default whether similar in kind or otherwise.

    28. Construction. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of Ohio. The titles of the sections of this Lease are for convenience only and shall not define or limit any of the terms or provisions hereof. Time is of the essence of this Lease in each and all of its provisions.

    29. Parties. The provisions of this Lease shall be binding upon, and inure to the benefit of, the assigns, representatives and successors of the Lessor and Lessee.

    LESSEE HEREBY ACKNOWLEDGES RECEIPT OF AN EXECUTED AND TRUE COPY OF THIS LEASE AND THAT IT IS NON-CANCELLABLE FOR THE ORIGINAL RENTAL TERM.

    IN WITNESS WHEREOF, the Lessor and Lessee have each caused this Lease to be duly executed.


SEAL                                       LESSEE


ATTEST OR WITNESS:                         FAN BROADCASTING COMPANY OF OHIO,
                                           INC.
                                           (Name of Lessee)



                                           By:
-------------------------------               ----------------------------------
(Secretary, if Corporate                      Title:
Lessee, Otherwise Witness)
                                           (Must be Signed by Authorized
                                           Corporate Officer, Partner or
                                           Proprietor)



                                    LESSOR

Accepted this      day of March, 1994.
              ----

                                           OUTLET BROADCASTING, INC.



                                           By:
                                              ----------------------------------
                                              Title:

                                  Schedule A
                                  ----------

1.  Lessor:   Outlet Broadcasting, Inc.
    ------    23 Kenney Drive
              Cranston, RI 02920-4489
              Attn:  Mr. James G. Babb
              Facsimile (401) 455-9216

2.  Lessee:   Fant Broadcasting Company of Ohio, Inc.
    ------
              -------------------------

              -------------------------
              Attn: Mr.
                        ---------------
              Facsimile:
                         --------------

3.  Termination of Rental:                      , 19  .
                           ---------------------    --

4.  Location for Return of Equipment:
                                      ------------------------
                                                              .
    ----------------------------------------------------------

                           Equipment Lease Schedule
                           ------------------------

                                                       Monthly       Payment
No. Units         Description         Location         Rentals         Date
---------         -----------         --------         -------       -------

                    EXHIBIT B TO TIME BROKERAGE AGREEMENT
           BETWEEN OUTLET BROADCASTING, INC. AND FANT BROADCASTING
                            COMPANY OF OHIO, INC.

     1.  Defined Terms.  For purposes of this Exhibit B the following terms,
         --------------
unless the context otherwise requires, shall have the following meanings:

     1.1 "Accounting Period" shall mean the period from the Initial Calculation Date to the First Interim Calculation Date and thereafter each twelve month period ending on the next Interim Calculation Date, or Final Calculation Date, whichever shall occur first.

     1.2 "Capital Expenditures" shall mean the sum of the (a) $525,000, and (b) all amounts paid by Broker in connection with the purchase of equipment used to provide for all of the operational needs of Station WWAT-TV, including the broadcast of programming in accordance wit Section 2.2 of this Agreement.

     1.3 "Capital Expenditure Charge" shall mean for any Accounting Period an amount equal to the product of (x) .08 and (y) the amount of the Unrecovered Capital Expenditures as of any Interim Calculation Date or Final Calculation Date, as the case may be.

     1.4 "Debt Service Payment" shall mean for any Accounting Period an amount equal to the product of (x) $17,895.82 and (y) the number of full calendar months in such Accounting Period. In case any Accounting Period shall include a portion of a calendar month there shall be included a pro rata portion of such $17,895.82 based on the number of days of such partial month included within such Accounting Period.

     1.5 "Direct Expenses" shall mean for any Accounting Period the difference between (a) the actual expenses incurred by Broker in operating WCMH of Columbus, Ohio and carrying out its obligations under this Agreement with respect to WWAT-TV and (b) the expenses which would have been paid by Broker had Broker solely operated WCMH for such Accounting Period. Such expenses shall include, without limitation, cost of the provision at WCMH of programming, whether purchased from third parties or produced by Broker, promotional costs, the cost of all sales of time, representative fees and commissions, salaries and fringe benefits for personnel employed by Broker at WCMH, data services, insurance, bad debts, supplies, utilities and other like items, but shall exclude amounts related to the provision at WCMH of general station management, real property rents, general building maintenance, depreciation of any type and accounting. Notwithstanding the foregoing, for that Accounting Period beginning on the Initial Calculation Date and ending on December

31, 1994, the total Direct Expenses shall not exceed $2 million and for the next Accounting Period (calendar year 1995) $3 million. For each subsequent Accounting Period, the Direct Expenses shall not exceed the sum of (w) $3 million and (x) 30 percent of the difference between (y) the Gross Revenue for the Accounting Period ending on December 31, 1995 and (z) the Gross Revenue for the 12 month period for which the calculation is then being made.


     1.6 "Final Calculation Date" shall mean the date on which this Agreement shall terminate.

     1.7  "First Interim Calculation Date" shall mean December 31, 1994.

     1.8 "Gross Revenue" shall mean the sum of (x) amounts billed where payment is expected in cash and (y) the fair market value of all other property received by Broker during an Accounting Period arising from the sale of advertising time by Broker pursuant to Section 2.2 of this Agreement.

     1.9 "Gross Operating Income" shall mean for any Accounting Period the positive difference, if any, between Net Revenue and the sum of (a) Direct Expenses, (b) Debt Service Payment, (c) Operating Lease Payments,
(d) Station Operating Expense, and (e) Station Maintenance Expenses.

     1.10  "Initial Calculation Date" shall mean the date of this Agreement.

     1.11 "Interim Calculation Date" shall mean December 31, 1995 and each December 31 thereafter during the term of this Agreement, or the Final Calculation Date, whichever date shall occur first.

     1.12 "Net Revenue" shall mean for any Accounting Period the Gross Revenue less agency fees and representative fees incurred during such Accounting Period by Broker.

     1.13 "Net Operating Income" or "Net Operating Loss" shall mean for any Accounting Period the positive or negative difference, if any, between Net Revenue and the sum of (a) Direct Expenses, (b) Debt Service Payment,
(c) Operating Lease Payments, (d) Station Operating Expense, (e) Station Maintenance Expenses, (f) Unrecovered Capital Expenditures, (g) Management Fee, (h) Capital Expenditure Charge and (i) the Unrecovered Net Operating Loss.

     1.14 "Management Fee" shall mean for any Accounting Period an amount equal to 10 percent of Gross Operating Income.

     1.15 "Operating Lease Payments" shall mean all payments made by Licensee to Broker pursuant to that certain lease of personal property between Broker and Licensee of even date herewith attached as Exhibit A.

     1.16 "Station Budgeted Discretionary Operating Expenses" shall mean the amounts contained in the Station Operating Budget for salaries and related expenses (including fringe benefits), travel and entertainment and general and administrative expenses payable to related third parties.

     1.17 "Station Maintenance Expenses" shall mean all expenses incurred by the Broker to maintain in good operating repair and condition the property of Licensee listed on Schedule B-1 hereto.

     1.18 "Station Operating Budget" shall mean the estimate of the Station Operating Expense which is prepared by Licensee pursuant to Section 2 of this Schedule B for each twelve month period during the term of this Agreement, except that the first such period shall commence on the Initial Calculation Date and shall end on December 31, 1994.

     1.19 "Station Operating Expense" shall mean for any Accounting Period the expenses actually incurred by Licensee for the operation of WWAT-TV pursuant to Section 1.2 and 1.3 of this Agreement, which shall include the amount actually incurred with respect to Station Budgeted Discretionary Operating Expenses, but not in excess of the amount contained in the Station Operating Budget with respect thereto, rents for studios and transmission facilities, all payments to utilities and unrelated suppliers for utilities, supplies and services reasonably necessary in the operation of WWAT-TV by Licensee, all real and personal property taxes and sales taxes paid by Licensee, administrative expenses, but excluding therefrom any income taxes, accounting expenses, corporate franchise taxes, salaries and other items not explicitly set forth herein.

     1.20 "Station Operating Expense Estimated Payment" shall mean an amount paid once each month by Broker to Licensee which shall equal one-twelfth of the Station Operating Budget for each Accounting Period during the term of this Agreement provided, however, that for the Accounting Period between the Initial Calculation Date and December 31, 1994, such payment shall be agreed upon between Licensee and Broker.

     1.21 "Unrecovered Capital Expenditure" shall mean for the Accounting Period for which the calculation is being made together with all prior Accounting Periods the positive difference, if any, for all such Accounting Periods between the (x) Capital Expenditures and (y) the Net Operating Income in excess of the sum of (a) Direct Expense, (b) Debt Service Payment, (c) Station Operating Expense, (d) Management Fee, (e) Station Maintenance Expenses, (f) Capital Expenditure Charge and (g) Operating Lease Payments.

     1.22 "Unrecovered Net Operating Loss" shall mean for any Accounting Period, the positive difference, if any, between (a) the Net Operating Loss for all prior Accounting Periods and (b) the aggregate Net Operating Income for all prior Accounting Periods.

     2.  Station Operating Expenses.  Licensee has prepared a Station Operating
         ---------------------------
Budget for the period between the Initial Calculation Date and December
31, 1994 as set forth in Schedule B-3 hereto. Within 30 days after the expiration of such period and each Accounting Period thereafter during the term of this Agreement, Licensee shall deliver to Broker a detailed statement of the Station Operating Expenses incurred and paid by Licensee for such
period.   If such amount shall be less than the Station Operating Expense
Estimated Payment made by Broker for such period, the difference shall be deducted from the next Station Operating Expense Estimated Payment thereafter made by Broker pursuant to this Agreement. If the amount shown on such statement shall be greater than the Station Operating Expense Payment made by Broker for such period, then Broker shall pay the Licensee the difference within 30 days. At least 60 days prior to each December 31st occurring during the term of this Agreement, Licensee shall deliver to Broker a Station Operating Budget which Broker shall have the right to review and request documentation with respect thereto. Licensee agrees that Station Budgeted Discretionary Operating Expense Budget for the Interim Accounting Period commencing on January 1, 1995 shall not exceed $1,000. Thereafter, no Station Operating Budget shall contain an amount for Station Budgeted Discretionary Operating Expenses greater than the product of (a) the amount actually contained in the Station Operating Budget for the then Accounting Period and (b) one plus the percentage increase in the Price Index for the period between October 1 of the calendar year next preceding the calendar year in which such budget is submitted and October 1 of the calendar year in which said budget is submitted. For purposes of this section the term "Price Index" means the Consumer Price Index for all Urban Consumers (CPI-U): Cleveland-Akron-Lorain Average, All items adjusted (1982-84=100) published monthly by the Bureau of Labor Statistics, U.S. Department of Labor. If the Bureau of Labor Statistics should cease to publish the Price Index in its present form as currently calculated, a comparable index reflecting changes in the cost of living determined in a similar manner or by substitution, combination or weighting of available indices, expenditure groups, items, components or population, published by the Bureau of Labor Statistics or by a responsible financial periodical or recognized authority shall be designated by Broker to be the Price Index thereafter. The Price Index for any date relevant to the application of any provision hereof shall be that published by the Bureau of Labor Statistics for the month containing such date, if computed for such month, or otherwise for the most recent month immediately preceding the month for which the application is to be made. Since a Price Index relevant to the application of the provisions hereof may not be available as of the date on which a determination using the Consumer Price Index is to be made, necessary adjustments between Licensee and Broker shall be made retroactively, within a reasonable time after required computations can be readily completed.

     3.  Monthly Payments by Broker.  Commencing on the Initial Calculation
         ---------------------------
Date for the portion of the calendar month then remaining and thereafter monthly within five days of the first business day of each month thereafter during the term of this Agreement, Broker shall pay to Licensee the sum of (a) the Debt Service Payment, (b) the Operating Lease Payment and (c) the

Station Operating Expense Estimated Payment for such month, subject, however, to reduction in the case of the Station Operating Expense Estimated Payment in accordance with the provisions of Section 2 of this Schedule B. Notwithstanding the provisions of this Section, in the event (i) Broker shall receive notice of default from the holder of debt of Licensee secured by a first mortgage on the property of Licensee, (ii) Broker shall thereafter send a copy of such notice to Licensee, and (iii) Licensee shall not contest such notice by commencement of legal proceedings within ten (10) days of the sending of such notice by Broker, Broker may thereafter make all or part of the Debt Service Payment to the holder to the extent of Licensee's obligation at such time to such holder.

     4.  Payments to Licensee. Within sixty days after the First Interim
         --------------------
Calculation Date, and each Interim Calculation Date thereafter, or the Final Calculation Date, whichever shall occur first, Broker shall make a determination of the Net Operating Income in accordance with the terms of this Agreement for the Accounting Period ending on such Interim or Final Calculation Date and shall submit the determination to Licensee. With such schedule, Broker shall pay to Licensee with respect to such Accounting Period the sum, if any, of (a) 25 percent of the Net Operating Income of $1 million or less, (b) 30 percent of the Net Operating Income in excess of $1 million but not more than $2 million, (c) 35 percent of the Net Operating Income in excess of $2 million but not more than $3 million, (d) 40 percent of the Net Operating Income in excess of $3 million but not more than $4 million, (e) 45 percent of the Net Operating Income in excess of $4 million but not more than $5 million and (f) 50 percent of the Net Operating Income in excess of $5 million.

     5.  Accounting. Within 30 days of the time of the rendering of any
         ----------
statement of Station Operating Expenses or Net Operating Income (a "Statement") required under this Agreement, if either party shall question the amount or propriety of any item appearing in such Statement or excluded therefrom and if thereafter Broker and Licensee cannot agree as to the amount or propriety of such item, the dispute may be determined by arbitration as hereinafter provided. Notice of arbitration shall be given within seventy-five days of the delivery of the Statement, unless a party has elected to audit as hereinafter provided. Notwithstanding that a party may question any item, the amount due as shown on such Statement shall nevertheless be paid (except for the portion if any which is then subject to ongoing arbitration or litigation). Unless a party shall take written exception to any item contained in any such Statement within 30 days after delivery of the same, such Statement shall be considered as final and accepted by the party to whom delivered. Either party will upon request by the other within 45 days make available for inspection books of original entry and documentation relating to any of the items of income or expense reflected in any such Statement. Each party shall have the right at its sole cost and expense to audit any such Statement. Written notice of intention to audit shall be received by the other party within 45 days of the furnishing of any Statement. Said audit shall be commenced within 30 days of the delivery of notice of intention and once commenced must be pursued until completed at the office of the party which is subject to the audit during the hours of 9:00 A.M. to 4:30 P.M. during the normal business work week. Results of each audit shall be made available to all parties. In the event of a discrepancy resulting in underpayment or overpayment of more than 5 percent of that which was actually paid, the party subject to the audit shall pay the cost thereof. In any other event, the party requesting the audit shall pay the cost. Should the parties be unable to reconcile the amount contained in any such audit, either party shall have the right to elect to arbitrate such dispute provided it gives written notice of its election to arbitrate within 30 days of the date after delivery of the audit results. The failure to give written notice within such 30 day period shall be deemed a waiver of any right to arbitrate the amounts disclosed on the audit. If as a result of the audit there shall be any adjustments with respect to any amounts due or heretofore paid pursuant to this agreement, such amount shall be paid within 10 days. If such amount is not paid within 10 days, it shall bear interest at the maximum rate permitted by law. All arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall be held in Columbus, Ohio. In any proceeding, the arbitrators shall be bound by the provisions of this Agreement. The prevailing party in any arbitration proceeding shall be entitled to enforce such award in any court of competent jurisdiction.

                       WWAT Equipment Inventory (1993)
                     Transmitter Building (Williamsport)

Transmitter
Comark "S" Series (Comark/Marconi Modulator)
-B7500 High Tech Broadcast Modulator
-Comark CTE-20 20 Watt Vis/Aur Exciter System
 15 Watt Multiplex Mode
-GLY-28 Outdoor Heat Exchanger System
 4 Fans, 39 Circuits, Sump, Pump
-NWL Unitized, High Voltage Power Supply
-Comark High Voltage Controller/Vacuum contactors
 and primary step starts
-2 External Cavity, High Efficiency, Wide Band,
 Water Cooled Klystron Power Amplifier;
 Control Cabinetry, Dolly and Magnet Circuit Assemblies
-2 EEV K3672BDC 60Kw Klystron Amplifier Tubes/Water Cooled
-Comark RF Package: Waveguide, Diplexer with Color/Aural Notches,
 Remote Controlable/Motorized RF Switching System, Dummy Load,
 Reject Load, Harmonic Filter, Monitoring Couples, Hardware

Antenna
Dielectric TFU-36JDAS UHF Pylon Antenna

Transmission Line
Dielectric 6 1/8  600 ft. Transmission Line Run
Dielectric 6 1/8 Elbows, Hardware, Transformer

Tower

(4)  Tape Machines
(4)  Video Monitors
(1)  Audio Monitor
(1)  Waveform Monitor
(1)  Vectorscope
(1)  Demodulation ch. 53
     Microwave Transmitter System including
          Receivers,
          Antennas,
          Transmission Line
(2)  Satellite Receiver Systems including
          Antennas,
          EBS Receiver

                              SECURITY AGREEMENT
                                   BETWEEN
                 OUTLET BROADCASTING, INC., AS SECURED PARTY,
                                     AND
              FANT BROADCASTING COMPANY OF OHIO, INC., AS DEBTOR

    THIS SECURITY AGREEMENT (this "Agreement"), made and entered into this 18th day of March, 1994 by and between OUTLET BROADCASTING, INC., a Rhode Island corporation (the "Secured Party"), and FANT BROADCASTING COMPANY OF OHIO, INC., an Alabama corporation (the "Debtor");

                             W I T N E S S E T H:

    WHEREAS, on the date hereof the Secured Party and the Debtor entered into a certain Time Brokerage Agreement (the "Time Brokerage Agreement") respecting the Television Station WWAT(TV), IN Chillicothe, Ohio (the "Television Station"); and

    WHEREAS, in order to induce the Secured Party to enter into the Time Brokerage Agreement, and as a material condition thereof, the Debtor desires to enter in to this Agreement;

    NOW THEREFORE AND IN CONSIDERATION THEREOF the parties hereto agree as follows:

    1.  GRANT OF SECURITY INTEREST. Debtor hereby grants to the Secured Party
        --------------------------
a continuing security interest in the "collateral" described in Paragraph 2 below, a portion of which is identified more specifically on Exhibit A attached hereto, to secure the full and timely payment and performance of all amounts, liabilities, obligations, covenants and duties to be paid or performed by Debtor to Secured Party under the Time Brokerage Agreement and under this Agreement, as the same may be amended from time to time, plus all interest, costs, expenses and reasonable attorney's fees which may be made or incurred by Secured Party in the administration, and collection in the event of default and in the protection, maintenance, and liquidation of the collateral (collectively, the "Obligations"). This Agreement shall be and become effective when, and continue in effect as long as any of the Obligations are outstanding and unpaid or unperformed, and Debtor will not sell, assign, transfer, pledge or otherwise dispose of or encumber any collateral to any third party while this agreement is in effect without the written consent of the Secured Party; the Secured Party consents to the Security Agreement entered into by the Debtor and others with Triplett & Associates, Inc., dated as of even date herewith.

    2.  COLLATERAL. The "collateral" covered by this Agreement is all of the
        ----------
Debtor's property described hereinafter which it now owns or shall hereafter acquire or create immediately upon the acquisition or creation thereof and includes, but is not limited to, any items listed on any schedule or list attached hereto:

        A. Accounts. All accounts, documents, chattel paper, instruments,
           --------
    contract rights, general intangibles, choses in action, including, without limitation, any right to any refund of any taxes heretofore or hereafter paid to any governmental authority and including without limitation any and all purchase order and other documents evidencing obligations for services rendered by the Debtor which are hereinafter individually and collectively referred to as "accounts" regardless of whether any such accounts are acceptable or unacceptable to Secured Party or whether any such accounts have been scheduled to the Secured Party on any schedule or list attached hereto or otherwise given to the Secured Party.

        B. Inventory. All inventory and goods now owned or hereafter acquired
           ---------
    by the Debtor, including, without limitation, raw materials, work in process, tangible property, stock in trade, and including, without limitation, all programming or other materials used or useful in the operation of the Television Station.

        C. Equipment. All equipment and fixtures, including, without
           ---------
    limitation, all machinery, furniture, furnishings, and vehicles, together with all accessions, parts, attachments, accessories, tools, or appurtenances thereto, or appertaining, attached, kept, used, or intended for use in connection therewith and all substitutions, improvements and replacements thereof and additions thereto.

        D. All Assets; Intangibles; Permits; Etc. All accounts, equipment,
           -------------------------------------
    inventory, fixtures, documents, chattel paper, instruments, contract rights, general intangibles, including, without limitation, any right to any refund of any taxes, now owned or hereafter existing or acquired by Debtor, and including, without limitation, the value of the Debtor as a going concern, goodwill, trademarks, tradenames, service marks, blueprints, designs, product lines and research and development, and further including, without limitation, all of the Debtor's rights under all present and future authorizations, permits, licenses and franchises heretofore or hereafter granted to Debtor for the operation and ownership of television stations (except for licenses, authorizations and permits issued by the Federal Communications Commission (the "FCC") to the extent it is unlawful to grant a security interest in such licenses, authorizations and permits, but including, to the maximum extent permitted by law, all rights incident and appurtenant to such licenses, authorizations and permits, including, without limitation, the right to receive all proceeds derived or arising from or in connection with the assignment or transfer of such licenses, authorizations and permits).

        E. Proceeds, Etc. Proceeds of hazard insurance and eminent domain or
           -------------
    condemnation awards of all of the foregoing described properties or interests in properties including, without limitation, all products of and accessions to such properties or interests in property. Plus, any and all deposits or other sums at any time credited by or due to Debtors and any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and proceeds thereof (whether or not the same are collateral or proceeds thereof hereunder) owed by Debtor or in which Debtor has an interest, now or at any time hereafter.

    The property or interest in properties described in this paragraph 2 are sometimes hereinafter individually and collectively referred to as the "collateral".

     3.  FURTHER ACTIONS. Debtor shall execute and deliver to the Secured
         ---------------
Party, concurrently with Debtor's execution of this Agreement and at any time or times hereafter at the request of the Secured Party (and pay the cost of filing or recording same in all public offices deemed necessary by the Secured Party) all financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of accounts, designations of inventory, letters of authority and all other documents that Secured Party may reasonably request, in a form satisfactory to the Secured Party to perfect and maintain perfected Secured Party's security interest in the collateral in order to fully consummate all of the transactions contemplated hereunder.

    4.  WARRANTIES. Debtors warrant and agree that:
        ----------

        A. Debtors have or will acquire full title to the collateral and is and will be the lawful owner of all of the collateral with right to subject same to the security interest hereunder;

        B. All of the collateral is located in the State of Ohio and Debtor shall not remove any part of same therefrom without the Secured Party's prior written consent and will not use or permit the collateral to be used for any unlawful purpose whatsoever;

        C. Debtor shall not conduct business under any other name than that given above, nor change or reorganize the type of business entity which it does business, except upon prior written approval of Secured Party and if such approval is granted, Debtor agrees that all documents, instruments and agreements demanded by the Secured Party shall be prepared, filed and recorded at Debtor's expense before such change occurs;

         D. Debtor shall not remove any records concerning the collateral from the address hereinafter specified, nor keep any of its records concerning the same at any other address unless written notice thereof is given to the Secured Party at least ten (10) days prior to the creation of any new address for the keeping of such records;

        E. Debtor shall at all times maintain the collateral in first class condition and repair;

        F. Debtor has the right and power and is duly authorized to enter into this Agreement and the execution of this Agreement shall not constitute a breach of any provision contained in any agreement or instrument to which Debtor is or may become a party or to which Debtor is or may be bound or affected;

        G. All financial statements and information relating to Debtor delivered or to be delivered by Debtor to the Secured Party are true and correct and prepared in accordance with generally accepted accounting principles, and there has been no material adverse change in the financial condition of Debtor since the submission of such financial information to the Secured Party.

        H. There are no actions or proceedings which are threatened or pending against Debtor which might result in any material adverse change in Debtor's financial condition or which might materially affect any of Debtor's assets; and

        I. Debtor has duly fixed all federal, state and other governmental tax returns which Debtor is required by law to file and all such taxes requires to be paid have been paid in full.

    5.  INSURANCE, TAXES, ETC. Debtor shall:
        ----------------------

        A. Pay all taxes, levies, assessments, judgments, and charges of any kind upon or relating to the collateral to Debtor's business and to Debtor's ownership or use of any of its assets, income or gross receipts;

        B. At its own expense keep and maintain all collateral fully insured against loss or damage by fire, theft, explosion, and other risks in such amounts, with such companies, under such policies and under such form as shall be satisfactory to the Secured Party, which policies shall expressly provide that loss thereunder shall be payable to the Secured Party as its interest may appear, and Secured Party shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it towards payment of Debtor's liabilities.

    whether or not due, in such order of application as Secured Party may determine;

        C. Maintain at its own expense public liability and property damage insurance in such amounts with such companies, under such policies and in such form as may be satisfactory to Secured Party and upon Secured Party's request shall furnish Secured Party with such policies and of payment of premiums thereon. If Debtor at any time hereafter shall fail to obtain or maintain any of the policies required above or pay any premium in whole or in part relating thereto or shall fail to pay any such tax, assessment, levy or charge or to discharge any such lien or encumbrance, then Secured Party, without waiving or releasing any obligation or default of Debtor hereunder may at any time hereafter, but shall be under no obligation to do so, make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums and take such action with respect thereto as Secured Party deems advisable. All sums so disbursed by Secured Party including the reasonable attorney fees, court costs, expenses and other charges relating thereto, shall be part of Debtor's liability secured hereby and payable on demand.

    6. LOCATION OF COLLATERAL. The Debtor's place of business in Ohio is and
       ----------------------
shall be located at 1281 River Road, Chillicothe, Ohio 45601. All of the collateral will at all times be kept and maintained at the studio and transmitter locations of the Television Station at 1281 River Road, Chillicothe, Ohio 45601. Debtor will notify Secured Party in writing in advance of any proposed change in location of any of the collateral and will not remove any collateral from the county in which it is presently or may hereafter be located without Secured Party's written consent. In addition, Debtor will notify Secured Party in writing in advance of any proposed change in location of the Debtor's principal place of business from Chillicothe, Ohio.

    7. GENERAL INFORMATION. Debtor shall permit Secured Party or its authorized
       -------------------
agents upon reasonable request to have access to and to inspect all the collateral and Debtor's other assets, if any, and may from time to time verify accounts, inspect, check, make copies of or extract from the books, records and files of Debtor and Debtor will make same available at any time for such purposes. In addition, Debtor shall promptly supply Secured Party with financial and other information concerning its affairs and assets as Secured Party may request from time to time.

    8. DEFAULT. The occurrence of any of the following events shall constitute
       -------
a default as such term is used herein:

        A. The non-payment, when due, of any amount payable under, or the failure to perform, any of the Obligations or any extension or renewal thereof;

        B. Any statement, representation or warranty of the Debtor herein, in the Time Brokerage Agreement or in any other writing at any time furnished by the Debtor to the Secured Party is untrue in any respect as of the date made;

        C. Any obligor, which term is used herein shall mean the Debtor and such other party primarily or secondarily liable on any of the liabilities, becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, conveys any assets to a trustee for the benefit of the obligor's creditors, conveys substantially all of its assets, or any proceeding is instituted by or against the obligor alleging that such obligor is insolvent or unable to pay debts as they mature or a petition of any kind is filed under the Federal Bankruptcy Act by or against such obligor.

        D. Entry of any judgment against the Debtor or order of attachment, execution, sequestration or other order in the nature of a writ is levied on any of the collateral;

        E. Dissolution, merger or consolidation or transfer of a substantial part of the property of the Debtor; or

        F. The Secured Party feels insecure for any other reason whatsoever.

    9. DEFAULT REMEDIES. Whenever a default shall exist, the Secured Party may
       ----------------
exercise from time to time any rights and remedies, including the right to immediate possession of the collateral, available to it under applicable law. Debtor agrees in case of default to assemble, at its expense, all the collateral at a convenient place acceptable to the Secured Party and to pay all costs to the Secured Party of collection and enforcement of the Obligations, including, without limitation, reasonable attorney's fees and legal expenses, including, without limitation, participation in bankruptcy proceedings and expenses of locating the collateral and expenses of any repairs to any property to which any collateral may be affixed or be a part. If any notification of any intended disposition of any of the collateral is required by law, such notification, if mailed, shall be deemed reasonable and properly given if sent at least five (5) days before such disposition, postage prepaid, addressed to the Debtor at the address herein shown or at such other address as the Debtor may have given to the Secured Party. Debtor agrees that Secured Party shall, in the event of any default, have the right to peaceably retake any of the collateral, and Debtor waives any right they may have, in such instance to a judicial hearing prior to such retaking.

    10. FCC APPROVAL. Notwithstanding anything to the contrary contained in
        ------------
this Agreement, the Secured Party will not take any action pursuant to this Agreement which would constitute or result in any assignment of license or change of control of the Debtor, if such assignment of license or change of control would require (under then-existing law) prior approval of the FCC without first obtaining such prior approval. After a default has occurred and is continuing, the Debtor agrees to take any and all actions that the Secured
Party may reasonably request in order to obtain any FCC approvals which are necessary or appropriate to enable the Secured Party to exercise and fully enjoy all rights and benefits granted to the Secured Party by this Agreement, including specifically, without limitation, the use of the Debtor's reasonable efforts, at the Debtor's cost and expense, to assist the Secured Party in obtaining any prior approvals from the FCC as are necessary for performance of any action or transaction contemplated by this Agreement. Specifically, and without limitation, the Debtor will, after a default has occurred and is continuing, and upon the Secured Party's request, prepare, sign and file with the FCC all relevant portions of any application for assignment of license or transfer of control as may be necessary or appropriate under FCC rules and regulations.

    11. GENERAL. Time shall be deemed of the very essence of this agreement.
        -------
Except as otherwise defined in this agreement all terms in this agreement shall have the meanings provided by the Ohio Uniform Commercial Code. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any collateral in its possession if it takes such action for that purpose as Debtor requests in writing, but failure of Secured Party to comply with such request shall not of itself be deemed a failure to exercise reasonable care, and failure of the Secured Party to preserve or protect any rights with respect to such collateral against any prior parties or to do any act with respect to the preservation of such collateral not so requested by Debtor shall not be deemed a failure to exercise reasonable care in the custody and preservation of such collateral. Any delay on the part of Secured Party in exercising any power, privilege or right hereunder, or under any other instrument executed by Debtor to Secured Party in connection herewith shall not operate as a waiver thereof and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercises thereof, or the exercise of any other power, privilege or right. The waiver by Secured Party of any default by Debtor shall not constitute a waiver of any subsequent defaults, but shall be restricted to the defaults so waived. If any part of this agreement shall be contrary to law which Secured Party might seek to apply or enforce, or should otherwise be defective, the other provisions of this agreement shall not be affected thereby, but shall continue in full force and effect. All rights, remedies and powers of Secured Party hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and powers given hereunder or in or by any other instruments or by the Ohio Uniform Commercial Code or any laws now existing or hereafter enacted.

    This Agreement has been executed and delivered in Ohio and shall be construed in accordance with the laws of the State of Ohio. Whenever possible each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or other remaining provisions of this Agreement. The rights and privileges of Secured Party hereunder shall inure to the benefit of its successors and assigns and this agreement shall be binding on all successors and assigns of Debtor.

    Debtor hereby authorizes the Secured Party to date and correct obvious errors in this Agreement without affecting Debtor's liability hereunder.

    The Debtor acknowledges that this is the entire agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Agreement or in such writings and acknowledges receipt of a true and complete copy of this Agreement.

SECURED PARTY                          DEBTOR

OUTLET BROADCASTING, INC.              FANT BROADCASTING COMPANY OF OHIO, INC.


By:                                    By:
   -------------------------------        -------------------------------

Title:                                 Title:
      ----------------------------           ----------------------------

ADDRESS OF SECURED PARTY:              ADDRESS OF DEBTOR:
23 Kenney Drive                        1281 River Road
Cranston, Rhode Island 02920           Chillicothe, Ohio 43501
Attention: James G. Babb

                                                          EXHIBIT D

                                   GUARANTY

   THIS GUARANTY, dated as of dated as of the     day of March, 1994, is
                                              ---
by Anthony J. Fant, of Birmingham, Alabama, (the "Guarantor") in favor of Outlet Broadcasting, Inc. ("Outlet").

   WHEREAS, Fant Broadcasting Company of Ohio, Inc. ("FB Inc.") owns television station WWAT-TV and has entered in a Time Brokerage Agreement, dated this date, with Outlet (the "Agreement");

   WHEREAS, The Guarantor owns all of the shares of the outstanding capital stock of FB Inc. and the execution and delivery by the Guarantor of this Guaranty is a condition precedent to, and an inducement for, Outlet's execution and delivery of the Agreement; and

   WHEREAS, the Guarantor expects to derive substantial benefits from FB Inc. as a result of the Agreement;

   NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby represents and agrees as follows:

   1.   GUARANTY OF PERFORMANCE.  The Guarantor hereby guarantees to Outlet the full and punctual performance when due (including but not limited to payment) of all liabilities, agreements and other obligations of FB Inc.
to Outlet, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired, relating to or arising out of or under the Agreement (collectively, the "Obligations"). This Guaranty is an irrevocable, absolute, unconditional and continuing guaranty of the full and punctual performance of the Obligations and is in no way conditioned upon any requirement that Outlet first attempt to resort to any other means of obtaining payment or performance.  In the event that an Event of Default (as such term is defined in Section 8, below)
                                                           ---------
shall have occurred, the obligations of the Guarantor hereunder shall become immediately due, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Performance by the Guarantor hereunder may be required by Outlet on any number of occasions.

   2. GUARANTOR AGREEMENT TO PAY. The Guarantor further agrees to pay to Outlet, on demand, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by Outlet in connection with this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this from the time of notice by Outlet to Guarantor that such amounts are due until payment, at the rate per annum equal to 12%, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

   3. LIMITED GUARANTY. The liability of the Guarantor hereunder shall be limited in recourse to Guarantor's rights, title and interests in the capital stock of FB Inc.

   4. WAIVERS BY GUARANTOR; HOLDER'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Outlet with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of FB Inc., and all suretyship defenses generally.

   5. UNENFORCEABILITY OF OBLIGATIONS. If for any reason FB Inc. ceases to have any legal existence or has no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from FB Inc. by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations.

   6.   SUBROGATION AND SUBORDINATION.  Until the performance in full of all Obligations and any and all obligations of FB Inc. to Outlet (and the expiration of any applicable preference periods under the Federal Bankruptcy Code without there having occurred any reorganization), the Guarantor shall not exercise any rights against FB Inc. arising as a result of any payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with Outlet or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against
FB Inc. in respect of any liability of the Guarantor to FB Inc.; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by Outlet or any such affiliate. The payment of any amounts due with respect to any indebtedness of FB Inc. now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default by FB Inc., including without limitation an Event of Default
(as such term is defined in Section 8, below), in the payment or performance
                            ---------
of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of FB Inc. to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for Outlet, and be paid over to Outlet, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
In the event the Guarantor is or becomes an "insider" (as defined from time to time in Section 101 of the Federal Bankruptcy Code) with respect to FB
Inc., any and all rights of the Guarantor (a) of reimbursement, indemnification and exoneration against FB Inc., (b) of contribution against FB Inc. (if the Guaranty is secured) and/or any other guarantor and (c) of subrogation to the rights of Outlet or any similar rights under the Obligations, whether such rights arise under an express or implied contract or operation of law, are hereby expressly waived, it being the intention of the parties hereto that the Guarantor shall not be deemed a "creditor" (as defined in Section
101 of the Federal Bankruptcy Code) of FB Inc. by reason of the existence of this Guaranty, this waiver being given to induce Outlet to enter into the Amendment.

   7. FURTHER ASSURANCES. The Guarantor also agrees to do all such things and execute all such documents, including financing statements, as Outlet may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of Outlet hereunder.

   8. DEFAULTS. The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Guaranty (individually, an "Event of Default" and collectively, the "Events of Default"):

        (a) The failure of the Guarantor to pay or perform any of the Obligations as and when due in accordance with the provisions of this Guaranty; or

        (b) Any representation or warranty made in this Guaranty or in any other document furnished in connection with this Guaranty, shall prove to have been false or misleading in any material respect; or

        (c) The failure of the Guarantor to perform, observe or comply with any covenant, condition or agreement contained in this Guaranty, which default shall remain unremedied for thirty (30) days after written notice thereof to the Guarantor by Outlet; or

       (d) A default shall occur under any of the Obligations, and such default is not cured within any applicable grace period provided therein; or

       (e) The Guarantor or FB Inc. shall (i) be the subject of, or apply for or consent to, the appointment of a receiver, trustee or liquidator of itself or any property, (ii) admit in writing the inability to pay debts as they mature, (iii) make a general assignment for the benefit of creditors,
(iv) be adjudicated a bankrupt or insolvent, (v) file, consent, acquiesce, take action in or be the subject of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation proceeding involving it or any property, or (vii) be the subject of, or by any act indicate its consent to, approval of or acquiescence in, any order, judgment or decree by any court of competent jurisdiction or any governmental authority enjoining or otherwise prohibiting the operation of a material portion of the FB Inc.'s business or the use or disposition of a material portion of the Guarantor's or FB Inc.'s assets; or

       (f) The entry of a final judgment for the payment of money or otherwise that would have a material adverse affect on the financial condition of the Guarantor or FB Inc.; or

       (g) If FB Inc. should merge, consolidate, combine, liquidate, dissolve or otherwise terminate its existence; or

       (h) If there shall be a transfer of all or substantially all of the Guarantor's or FB Inc.'s assets, without Outlet's prior written consent;
or

       (i) The attachment or garnishment of all or substantially all of the property, goods or credits of the Guarantor or FB Inc. which remains unpaid, unstayed, undismissed or unbonded for a period of thirty (30) days;
or if any foreclosure is instituted (by judicial proceedings, by publication of notice pursuant to a power of sale or otherwise) against a material portion of the Guarantor's or FB Inc.'s property under any mortgage, deed of trust or security agreement granted and is not dismissed or terminated for a period of fifteen (15) days; or

       (j) If the Guarantor fails to promptly notify Outlet, in writing, within ten (10) days of the occurrence of any event or condition of which the Guarantor is aware which constitutes an Event of Default, or which, with the giving of notice or passage of time or both, would constitute an Event of Default, and together with such notice, furnish a written statement to Outlet which shall set forth the details of any action the Guarantor proposes to take with respect thereto; or

       (k)  Death of the Guarantor.

  11. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Outlet, its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, Outlet may assign or otherwise transfer any agreement held by them evidencing, securing or otherwise executed in connection with the Obligations, to any other person or entity permitted under the Agreement.

  12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective, unless the same shall be in writing and signed by Outlet. No failure on the part of Outlet to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

  13. NOTICES. All notices and other communications called for hereunder shall be made in writing and, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telefacsimile notice, when transmitted, answer back received, addressed as follows: (a) if to the Guarantor, at the address set forth below, (b) if to Outlet, at the address set forth below or (c) at such address as either party may designate in writing.

              Outlet Broadcasting, Inc.
              23 Kenney Drive
              Cranston, RI 02920-4489
              Attn:  Mr. James G. Babb, President
              Telefacsimile:  (401) 455-9216

              Anthony J. Fant
              2729 11th Avenue South
              Birmingham, Alabama  35205-1751
              Telefacsimile:
                             ----------------

  14. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be enforced, governed by and construed in accordance with, the laws of the State of Ohio, without application of its conflicts of law rules. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of Ohio or any federal court sitting therein, and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 13 hereof.  The Guarantor hereby waives any
                     ----------
objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES WITH RESPECT TO THIS GUARANTY.

  15. SECURITY. This Guaranty is secured by a Stock Pledge Agreement, dated this date, by the Guarantor to Outlet.

  16. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing on page one.


                                          _______________________________
                                          Anthony J. Fant

                                                                 EXHIBIT E


                            STOCK PLEDGE AGREEMENT
                            ----------------------

     1.  To induce Outlet Broadcasting, Inc. (the "Secured Party"), which term shall include its successors and assigns and the holder from time to time of this Stock Pledge Agreement (the "Agreement"), to enter into a Time
Brokerage Agreement, dated this date, with Fant Broadcasting Company of
Ohio, Inc. ("FB Inc."), Anthony J. Fant (the "Guarantor") has delivered a Guaranty, dated this date, to the Secured Party (the "Guaranty"). In consideration thereof, the Guarantor does hereby grant a security interest in, and pledge, assign, transfer and deliver to the Secured Party, and to its successors and assigns, as general collateral security for the payment and performance of Guarantor's obligations and liabilities under the Guaranty, and for any and all indebtedness, obligations or liabilities of every kind and nature of the Guarantor to the Secured Party with respect to the Guaranty, or otherwise, or in any other manner whatsoever or any extension or renewal thereof, (all of the foregoing hereinafter being collectively referred to as the "Obligations"), the stock certificates attached hereto as Exhibit A
                                                                 ---------
and incorporated herein by reference, which Exhibit A has attached to it
                                            ---------
a stock power for each stock certificate, duly signed by the Guarantor as transferor (all of the aforesaid stock certificates and powers being hereinafter collectively referred to as the "Collateral").

     2.  The Guarantor warrants and represents to the Secured Party that
(i) he is the lawful owner of the Collateral free and clear of all liens and encumbrances or other interests of third parties, (ii) he has the full power and lawful right to pledge the Collateral to the Secured Party, (iii) the Collateral is registered in his name on the stock transfer books and records of FB Inc. (the "Corporation"), (iv) he will warrant and defend the title to the Collateral against the claims and demands of any person, firm, corporation, trust, partnership or other entity, (v) the Collateral constitutes 100% of the presently issued and outstanding shares of the Corporation, and
(vi) there are no restrictions on the transferability of the Collateral to the Secured Party or with respect to the foreclosure and transfer thereof by the Secured Party or, if there are any such restrictions, any and all restrictions on the transferability have been duly waived with respect to this assignment, transfer, pledge, and the grant of a security interest to the Secured Party and with respect to the foreclosure and transfer thereof by the Secured Party.

     3. Prior to any default in the payment or performance of the Obligations, the Guarantor shall have all rights, powers, privileges and preferences pertaining to the Collateral subject to the terms of this Agreement. Upon any default in the payment or performance of the Obligations or in any of the terms of this Agreement, the Secured Party shall have the right, at its option, to exercise all such rights, powers, privileges and preferences pertaining to the Collateral and to cause the Collateral to be registered in the Secured Party's name or in the name of its nominee. To effectuate the provisions hereof, the Guarantor hereby irrevocably appoints and constitutes the Secured Party as his true and lawful attorney with full power of substitution to complete and fill in any blank endorsements, to file the same and to take such further action as the Secured Party may deem necessary to exercise, as a stockholder, all of his right, title and position in the Corporation. The aforesaid power of attorney shall be deemed irrevocable and coupled with an interest. The Guarantor further agrees that any transfer of the Collateral under the provisions of this paragraph shall not be deemed a sale or disposition under the provisions of
Article 9 of the Uniform Commercial Code, nor an acceptance of such Collateral in satisfaction of the Obligations or any portion thereof.

     4. Upon any such default, the Secured Party shall further have all the rights and remedies of a secured party afforded by the Uniform Commercial Code or afforded by other applicable law. Requirement of reasonable notice with respect to any sale or disposition shall be met if such notice is mailed, postage prepaid, to the Guarantor at the address set forth in the Guaranty at least five (5) days before the time of the sale or other disposition. Expenses of retaking, holding, preparing for sale, selling, or the like shall include the Secured Party's reasonable attorneys' fees and other costs and legal expenses.

     5. Until such time as the Obligations have been paid or performed in full, the Guarantor shall not suffer or cause or permit any other or further shares of the Corporation to be issued unless such shares are pledged with the Secured Party as additional Collateral for the Obligations, nor shall the Guarantor encumber the Collateral, or any part thereof, with any lien, security interest, or encumbrance junior to the interest granted to the Secured Party hereby, nor shall the Guarantor permit the Corporation to be dissolved.

     6. The Guarantor agrees that upon any assignment or transfer of the Agreement, the Secured Party may deliver to the assignee or transferee the Collateral, which assignee or transferee shall thereupon become vested with all powers and rights given to the Secured Party in respect thereto and the

Secured Party shall be thereafter forever relieved and fully discharged from any liability or responsibility in connection therewith. In no event shall the Secured Party be liable with respect to the Collateral, except for the safekeeping thereof.

     7. All of the agreements, obligations, undertakings, representations and warranties herein made by the Guarantor shall inure to the benefit of the Secured Party, its successors and assigns. The Guarantor further agrees to execute such other instruments as the Secured Party may deem necessary or desirable to effectuate the purposes of this Agreement, including but not limited to UCC financing statements.

     8. This Agreement has been executed and delivered as an Ohio agreement and shall be governed by and construed in accordance with the laws of the State of Ohio.

     9.  The Guarantor irrevocably

         (i) agrees that any suit, action, or other legal proceeding arising out of this Agreement may be brought in the courts of record of the State of Ohio or the courts of the United States located in the State of Ohio;

         (ii) consents to the jurisdiction of such court in any such suit, action or proceedings; and

         (iii) waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts and waives any right to a trial by jury in any of such courts.

    10. In case any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    11. Notwithstanding anything to the contrary contained in this Agreement (including but not limited to paragraph 3, above):

         (i) the Secured Party will not take action pursuant to this Agreement which would constitute or result in any assignment of license or change of control of FB Inc., if such assignment of license or change of control would require (under then-existent law) prior approval of the Federal Communications Commission ("FCC") without first obtaining such prior approval. After a default has occurred and is continuing, the Debtor agrees to take any and all actions that the Secured Party may reasonably request in order to obtain any FCC approvals which are necessary or appropriate to enable the Secured Party to exercise and fully enjoy all rights and benefits granted to the Secured Party by this Agreement, including specifically, without limitation, the use of FB Inc.'s and Guarantor's reasonable efforts, at FB Inc.'s and Guarantor's cost and expense, to assist the Secured Party in obtaining any prior approvals from FCC as are necessary for performance of any action or transaction contemplated by this Agreement. Specifically, and without limitation, FB Inc. and Guarantor will, after a default has occurred and is continuing, and upon the Secured Party's request, prepare, sign and file with the FCC all relevant portions of any application for assignment of license or transfer of control as may be necessary or appropriate under FCC rules and regulations.

     (ii) Voting rights shall remain with the Guarantor, even in the event of default by Guarantor. In the event of default, there shall be either a private or public sale of the Collateral. No sale of Collateral will become effective unless and until the prior consent thereto of the FCC has been obtained if such consent will then be required by the Communications Act of 1934,as amended, (or any successor statute) and/or the Rules, Regulations and/or policies of the FCC.

     Executed as a sealed instrument as of the      day of March,  1994.
                                               ----

WITNESS:

----------------------------------   ------------------------------------
                                     Anthony J. Fant


Paragraph 11, acknowledged and agreed:

Fant Broadcasting Company of Ohio, Inc.

By
  -------------------------------------
  Title:

                            CONSENT AND AGREEMENT
                                      OF
                   FANT BROADCASTING COMPANY OF OHIO, INC.
                             (the "Corporation")
                             -------------------

     To induce the Secured Party to enter into the Limited Management Agreement, dated this date, with the Corporation, the Corporation hereby:

     1. Represents and warrants to the Secured Party that (i) the Collateral is registered in the name of the Guarantor on the stock transfer books and records of the Corporation, (ii) the Collateral constitutes all of the presently issued and outstanding shares of the Corporation, and (iii) there are no restrictions on the transferability of the Collateral to the Secured Party or with respect to the foreclosure and transfer thereof by the Secured Party or, if there are any such restrictions, any and all restrictions on the transferability have been duly waived with respect to the above assignment, transfer, pledge, and grant of a security interest to the Secured Party and with respect to the foreclosure and transfer thereof by the Secured
Party; and

     2.  Covenants and agrees to notify the Secured Party immediately of
(i) the issuance of any additional shares of the Corporation, and (ii) the purchase of retirement of any such shares; and

     3. Consents to the execution and delivery of the above Stock Pledge Agreement by Guarantor.

Attest:                                     Fant Broadcasting
                                            Company of Ohio, Inc.

                                            By
--------------------------------              ----------------------------
                                              Title:

Dated: March  , 1994

                          ???? - CABLE COVERAGE 1993

                       TOTAL CABLE HOUSEHOLDS - 291,166

--------------------------------------------------------------------------------
     Cable System               Cable Channel             Subscribers
--------------------------------------------------------------------------------
     WARNER (standard)               60                     160,000
   WARNER (East Columbus)           11*
   WARNER (All-American)            11*
--------------------------------------------------------------------------------
                     C o m m u n i t i e s   S e r v e d
--------------------------------------------------------------------------------
  . Dublin                  . Minerva Park             . Obetz
  . Westerville             . Marble Cliff             . Downtown
  . Worthington             . Riverle(s)a              . Short North
  . Upper Arlington         . Grove City               . Valley View
  . Grandview               . Powell                   . German Village
  . Bexley                  . Gahanna                  . Columbus (Eastside)*
  . Hilliard                . Groveport
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Cable System               Cable Channel             Subscribers
--------------------------------------------------------------------------------
       Coaxial                       6                       80,000
--------------------------------------------------------------------------------
                     C o m m u n i t i e s   S e r v e d
--------------------------------------------------------------------------------
  . Columbus                . Center Village           . Pickerington
  . Canal Winchester        . Lithopolis               . Reynoldsburg
  . Brice                   . Lockbourne               . Westerville
  . Gahanna                 . New Albany               . Whitehall
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Cable System               Cable Channel             Subscribers
--------------------------------------------------------------------------------
 Continental Cablevision            13                       21,700
--------------------------------------------------------------------------------
                     C o m m u n i t i e s   S e r v e d
--------------------------------------------------------------------------------
  . Baltimore               . Pleasantville            . Thurston
  . Millersport             . Ashville                 . Circleville
  . South Bloomfield        . Bremen                   . Carroll
  . Lancaster               . Sugar Grove              . Pataskals
  . Stoutsville
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     Cable System               Cable Channel             Subscribers
--------------------------------------------------------------------------------
    Dimension Cable                 13                       14,900
--------------------------------------------------------------------------------
                     C o m m u n i t i e s   S e r v e d
--------------------------------------------------------------------------------
  . Anderson Station        . Greenland                . Kinnikinnik
  . Andersonville           . Londonderry              . Massieville
  . Chillicothe             . Oakland                  . North Fork Village
  . Pleasant Valley         . Slate Mills              . Yellowbud
  . Amanda                  . Tarlton
--------------------------------------------------------------------------------


                                   Exhibit F

                         EXHIBIT G SCHEDULE OF LIENS


1. Promissory Note in original face amount of $1,475,000, dated March 18, 1994 from Licensee to Triplett & Associates, Inc. (Triplett)

2. Mortgage from Licensee to Triplett dated March 18, 1994 covering certain real property located in Green, Ross County, Ohio

3.  Security Agreement between Seller and Triplett, dated March 18, 1994